                                                                    Exhibit 4.1

                                CREDIT AGREEMENT
                                  by and among
                            CORRPRO COMPANIES, INC.,
                                       and
                           THE GUARANTORS PARTY HERETO
                                       and
                             THE BANKS PARTY HERETO
                                       and
                    PNC BANK, NATIONAL ASSOCIATION, as Agent
                                       and
                      BANK ONE, NA, as Documentation Agent
                            Dated as of July 16, 1997

                                TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----

1.       CERTAIN DEFINITIONS......................................................................................1
         1.1      Certain Definitions.............................................................................1
         1.2      Construction...................................................................................21
                  1.2.1      Number; Inclusion...................................................................21
                  1.2.2      Determination.......................................................................21
                  1.2.3      Agent's Discretion and Consent......................................................21
                  1.2.4      Documents Taken as a Whole..........................................................22
                  1.2.5      Headings............................................................................22
                  1.2.6      Implied References to this Agreement................................................22
                  1.2.7      Persons.............................................................................22
                  1.2.8      Modifications to Documents..........................................................22
                  1.2.9      From, To and Through................................................................22
                  1.2.10     Shall; Will.........................................................................22
         1.3      Accounting Principles..........................................................................23

2.       REVOLVING CREDIT FACILITY...............................................................................23
         2.1      Revolving Credit Commitments...................................................................23
         2.2      Nature of Banks' Obligations with Respect to Revolving Credit Loans............................23
         2.3      Commitment Fees................................................................................24
         2.4      Reduction of Commitment........................................................................24
         2.5      Revolving Credit Loan Requests.................................................................24
         2.6      Making Revolving Credit Loans..................................................................25
         2.7      Revolving Credit Notes.........................................................................25
         2.8      Use of Proceeds................................................................................25
         2.9      Letter of Credit Subfacility...................................................................25
                  2.9.1      Issuance of Letters of Credit.......................................................25
                  2.9.2      Letter of Credit Fees...............................................................26
                  2.9.3      Disbursements, Reimbursement........................................................26
                  2.9.4      Repayment of Participation Advances.................................................28
                  2.9.5      Documentation.......................................................................28
                  2.9.6      Determinations to Honor Drawing Requests............................................28
                  2.9.7      Nature of Participation and Reimbursement Obligations...............................29
                  2.9.8      Indemnity...........................................................................30
                  2.9.9      Liability for Acts and Omissions....................................................30

3.       TERM LOANS..............................................................................................31
         3.1      Term Loan Commitments..........................................................................31
         3.2      Nature of Banks' Obligations with Respect to Term Loans........................................31
         3.3      Term Loan Notes................................................................................32
         3.4      Use of Proceeds................................................................................32

Section                                                                                                        Page
-------                                                                                                        ----

4.       INTEREST RATES..........................................................................................32
         4.1      Interest Rate Options..........................................................................32
                  4.1.1      Revolving Credit Interest Rate Options..............................................33
                  4.1.2      Term Loan Interest Rate Options.....................................................33
                  4.1.3      Rate Quotations.....................................................................33

         4.2      Interest Periods...............................................................................33
                  4.2.1      Ending Date and Business Day........................................................34
                  4.2.2      Amount of Borrowing Tranche.........................................................34
                  4.2.3      Termination Before Expiration Date..................................................34
                  4.2.4      Renewals............................................................................34

         4.3      Interest After Default.........................................................................34
                  4.3.1      Letter of Credit Fees, Interest Rate................................................34
                  4.3.2      Other Obligations...................................................................34
                  4.3.3      Acknowledgment......................................................................35

         4.4      Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.................35
                  4.4.1      Unascertainable.....................................................................35
                  4.4.2      Illegality; Increased Costs; Deposits Not Available.................................35
                  4.4.3      Agent's and Bank's Rights...........................................................36

         4.5      Selection of Interest Rate Options.............................................................36

5.       PAYMENTS; COLLATERAL SECURITY...........................................................................36
         5.1      Payments.......................................................................................36
         5.2      Pro Rata Treatment of Banks....................................................................37
         5.3      Interest Payment Dates.........................................................................37
         5.4      Voluntary Prepayments..........................................................................37
                  5.4.1      Right to Prepay.....................................................................37
                  5.4.2      Replacement of a Bank...............................................................38
                  5.4.3      Change of Lending Office............................................................39

         5.5      Mandatory Prepayments..........................................................................39
                  5.5.1      Sale of Assets......................................................................39
                  5.5.2      Issuance of Permitted Senior Unsecured Indebtedness.................................39
                  5.5.3      Application Among Interest Rate Options.............................................40
                  5.5.4      Reduction for Voluntary Prepayments.................................................40
         5.6      Additional Compensation in Certain Circumstances...............................................40
                  5.6.1      Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital
                             Adequacy Requirements, Expenses, Etc................................................40
                  5.6.2      Indemnity...........................................................................41

         5.7      Collateral Security............................................................................42
                  5.7.1      Creation and Perfection of Liens....................................................42
                  5.7.2      Termination of Liens................................................................42

6.       REPRESENTATIONS AND WARRANTIES..........................................................................42
         6.1      Representations and Warranties.................................................................42
                  6.1.1      Organization and Qualification......................................................43

Section                                                                                                        Page
-------                                                                                                        ----

                  6.1.2      Capitalization and Ownership........................................................43
                  6.1.3      Subsidiaries........................................................................43
                  6.1.4      Power and Authority.................................................................44
                  6.1.5      Validity and Binding Effect.........................................................44
                  6.1.6      No Conflict.........................................................................44
                  6.1.7      Litigation..........................................................................45
                  6.1.8      Title to Properties.................................................................45
                  6.1.9      Financial Statements................................................................45
                  6.1.10     Use of Proceeds; Margin Stock; Section 20 Subsidiaries..............................46
                  6.1.11     Full Disclosure.....................................................................47
                  6.1.12     Taxes...............................................................................47
                  6.1.13     Consents and Approvals..............................................................47
                  6.1.14     No Event of Default; Compliance with Instruments....................................48
                  6.1.15     Patents, Trademarks, Copyrights, Licenses, Etc......................................48
                  6.1.16     Security Interests..................................................................48
                  6.1.17     Mortgage Liens......................................................................49
                  6.1.18     Status of the Pledged Collateral....................................................49
                  6.1.19     Insurance...........................................................................49
                  6.1.20     Compliance with Laws................................................................50
                  6.1.21     Material Contracts; Burdensome Restrictions.........................................50
                  6.1.22     Investment Companies; Regulated Entities............................................50
                  6.1.23     Plans and Benefit Arrangements......................................................50
                  6.1.24     Employment Matters..................................................................51
                  6.1.25     Environmental Matters...............................................................52
                  6.1.26     Senior Debt Status..................................................................53
                  6.1.27     Solvency............................................................................53
                  6.1.28     The Acquisition Consideration.......................................................53

         6.2      Updates to Schedules...........................................................................54

7.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.................................................54

         7.1      First Loans and Letters of Credit..............................................................54
                  7.1.1      Officer's Certificate...............................................................54
                  7.1.2      Secretary's Certificate.............................................................54
                  7.1.3      Delivery of Loan Documents, Acquisition Documents, and Loan Request or
                             Letter of Credit Request............................................................55
                  7.1.4      Opinion of Counsel..................................................................55
                  7.1.5      Legal Details.......................................................................56
                  7.1.6      Payment of Fees.....................................................................56
                  7.1.7      Consents............................................................................56
                  7.1.8      Officer's Certificate Regarding MACs................................................56
                  7.1.9      No Violation of Laws................................................................56
                  7.1.10     No Actions or Proceedings...........................................................56
                  7.1.11     Insurance Policies; Certificates of Insurance; Endorsements.........................57
                  7.1.12     Filing Receipts.....................................................................57
                  7.1.13     Consummation of Acquisition.........................................................57
                  7.1.14     Financial Statements of CPSC........................................................57
                  7.1.15     Sources and Uses of Funds...........................................................57
                  7.1.16     Repayment of Existing Indebtedness..................................................57

Section                                                                                                        Page
-------                                                                                                        ----

         7.2      Each Additional Loan or Letter of Credit.......................................................58

8.       COVENANTS...............................................................................................58
         8.1      Affirmative Covenants..........................................................................58
                  8.1.1      Preservation of Existence, Etc......................................................58
                  8.1.2      Payment of Liabilities, Including Taxes, Etc........................................59
                  8.1.3      Maintenance of Insurance............................................................59
                  8.1.4      Maintenance of Properties and Leases................................................60
                  8.1.5      Maintenance of Patents, Trademarks, Etc.............................................60
                  8.1.6      Visitation Rights...................................................................60
                  8.1.7      Keeping of Records and Books of Account.............................................61
                  8.1.8      Plans and Benefit Arrangements......................................................61
                  8.1.9      Compliance with Laws................................................................61
                  8.1.10     Use of Proceeds.....................................................................61
                  8.1.11     Further Assurances..................................................................62
                  8.1.12     Subordination of Intercompany Loans.................................................62
                  8.1.13     Landlord Waivers....................................................................62

         8.2      Negative Covenants.............................................................................62
                  8.2.1      Indebtedness........................................................................62
                  8.2.2      Liens...............................................................................63
                  8.2.3      Guaranties..........................................................................63
                  8.2.4      Loans and Investments...............................................................63
                  8.2.5      Dividends and Related Distributions.................................................64
                  8.2.6      Liquidations, Mergers, Consolidations, Acquisitions.................................65
                  8.2.7      Dispositions of Assets or Subsidiaries..............................................66
                  8.2.8      Affiliate Transactions..............................................................67
                  8.2.9      Subsidiaries, Partnerships and Joint Ventures.......................................67
                  8.2.10     Continuation of or Change in Business...............................................68
                  8.2.11     Plans and Benefit Arrangements......................................................68
                  8.2.12     Fiscal Year.........................................................................69
                  8.2.13     Issuance of Stock...................................................................69
                  8.2.14     Changes in Organizational Documents; Other Transaction Documents and
                             Agreements Governing the Permitted Senior Unsecured Indebtedness....................69
                  8.2.15     Maximum Leverage Ratio..............................................................69
                  8.2.16     Minimum Debt Service Coverage Ratio.................................................70
                  8.2.17     Minimum Net Worth...................................................................70
                  8.2.18     Agreements Restricting Dividends....................................................70

         8.3      Reporting Requirements.........................................................................70
                  8.3.1      [Intentionally Omitted.]............................................................70
                  8.3.2      Quarterly Financial Statements......................................................70
                  8.3.3      Annual Financial Statements.........................................................71
                  8.3.4      Certificate of the Borrower.........................................................71
                  8.3.5      Notice of Default...................................................................72
                  8.3.6      Notice of Litigation................................................................72
                  8.3.7      Certain Events......................................................................72
                  8.3.8      Budgets, Other Reports and Information..............................................72
                  8.3.9      Notices Regarding Plans and Benefit Arrangements....................................73

Section                                                                                                        Page
-------                                                                                                        ----

9.       DEFAULT.................................................................................................74

         9.1      Events of Default..............................................................................74
                  9.1.1      Payments Under Loan Documents.......................................................75
                  9.1.2      Breach of Warranty..................................................................75
                  9.1.3      Breach of Negative Covenants or Visitation Rights...................................75
                  9.1.4      Breach of Other Covenants...........................................................75
                  9.1.5      Defaults in Other Agreements or Indebtedness........................................75
                  9.1.6      Judgments or Orders.................................................................76
                  9.1.7      Loan Document Unenforceable.........................................................76
                  9.1.8      Uninsured Losses; Proceedings Against Assets........................................76
                  9.1.9      Notice of Lien or Assessment........................................................76
                  9.1.10     Insolvency..........................................................................76
                  9.1.11     Events Relating to Plans and Benefit Arrangements...................................76
                  9.1.12     Cessation of Business...............................................................77
                  9.1.13     Change of Control...................................................................77
                  9.1.14     Involuntary Proceedings.............................................................77
                  9.1.15     Voluntary Proceedings...............................................................78

         9.2      Consequences of Event of Default...............................................................78
                  9.2.1      Events of Default Other Than Bankruptcy, Insolvency or Reorganization
                             Proceedings.........................................................................78
                  9.2.2      Bankruptcy, Insolvency or Reorganization Proceedings................................78
                  9.2.3      Set-off.............................................................................79
                  9.2.4      Suits, Actions, Proceedings.........................................................79
                  9.2.5      Application of Proceeds.............................................................79
                  9.2.6      Other Rights and Remedies...........................................................80

         9.3      Notice of Sale.................................................................................80

10.      THE AGENT...............................................................................................80
         10.1     Appointment....................................................................................80
         10.2     Delegation of Duties...........................................................................81
         10.3     Nature of Duties; Independent Credit Investigation.............................................81
         10.4     Actions in Discretion of Agent; Instructions From the Banks....................................81
         10.5     Reimbursement and Indemnification of Agent by the Borrower.....................................82
         10.6     Exculpatory Provisions; Limitation of Liability................................................82
         10.7     Reimbursement and Indemnification of Agent by Banks............................................83
         10.8     Reliance by Agent..............................................................................84
         10.9     Notice of Default..............................................................................84
         10.10    Notices........................................................................................84
         10.11    Banks in Their Individual Capacities...........................................................84
         10.12    Holders of Notes...............................................................................85
         10.13    Equalization of Banks..........................................................................85
         10.14    Successor Agent................................................................................85

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


Section                                                                                                        Page
-------                                                                                                        ----

         10.15    Agent's Fee....................................................................................86
         10.16    Availability of Funds..........................................................................86
         10.17    Calculations...................................................................................86
         10.18    Beneficiaries..................................................................................87

11.      MISCELLANEOUS...........................................................................................87

         11.1     Modifications, Amendments or Waivers...........................................................87
                  11.1.1     Increase of Commitment; Extension or Expiration Date................................87
                  11.1.2     Extension of Payment; Reduction of Principal Interest or Fees; Modification
                             of Terms of Payment.................................................................87
                  11.1.3     Release of Collateral or Guarantor..................................................88
                  11.1.4     Miscellaneous.......................................................................88
         11.2     No Implied Waivers; Cumulative Remedies; Writing Required......................................88
         11.3     Reimbursement and Indemnification of Banks by the Borrower; Taxes..............................88
         11.4     Holidays.......................................................................................89
         11.5     Funding by Branch, Subsidiary or Affiliate.....................................................90
                  11.5.1     Notional Funding....................................................................90
                  11.5.2     Actual Funding......................................................................90
         11.6     Notices........................................................................................90
         11.7     Severability...................................................................................91
         11.8     Governing Law..................................................................................91
         11.9     Prior Understanding............................................................................91
         11.10    Duration; Survival.............................................................................91
         11.11    Successors and Assigns.........................................................................92
         11.12    Confidentiality................................................................................93
                  11.12.1    General.............................................................................93
                  11.12.2    Sharing Information With Affiliates of the Banks....................................93
         11.13    Counterparts...................................................................................94
         11.14    Agent's or Bank's Consent......................................................................94
         11.15    Exceptions.....................................................................................94
         11.16    CONSENT TO FORUM; WAIVER OF JURY TRIAL.........................................................94
         11.17    Tax Withholding Clause.........................................................................94
         11.18    Joinder of Guarantors..........................................................................95
         11.19    Documentation Agent............................................................................96

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(B)(1)           -      COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)              -      PERMITTED LIENS
SCHEDULE 6.1.1               -      QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2               -      CAPITALIZATION
SCHEDULE 6.1.3               -      SUBSIDIARIES

SCHEDULE 6.1.8               -      OWNED AND LEASED REAL PROPERTY
SCHEDULE 6.1.13              -      CONSENTS AND APPROVALS
SCHEDULE 6.1.15              -      PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 6.1.18              -      PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 6.1.19              -      INSURANCE POLICIES
SCHEDULE 6.1.21              -      MATERIAL CONTRACTS
SCHEDULE 6.1.23              -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.25              -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.2.1               -      PERMITTED INDEBTEDNESS
SCHEDULE 8.2.4               -      EXISTING NOTES RECEIVABLE
SCHEDULE 8.2.12              -      FISCAL YEAR EXCEPTIONS
SCHEDULE 8.2.18              -      AGREEMENTS RESTRICTING DIVIDENDS


EXHIBITS

EXHIBIT 1.1(A)               -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)               -      COLLATERAL ASSIGNMENT
EXHIBIT 1.1(G)(1)            -      GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)            -      GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)            -      INDEMNITY
EXHIBIT 1.1(I)(2)            -      INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(M)               -      MORTGAGE
EXHIBIT 1.1(P)(1)            -      PATENT, TRADEMARK AND COPYRIGHT ASSIGNMENT
EXHIBIT 1.1(P)(2)            -      PLEDGE AGREEMENT
EXHIBIT 1.1(R)               -      REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)               -      SECURITY AGREEMENT
EXHIBIT 1.1(T)               -      TERM NOTE
EXHIBIT 2.5                  -      LOAN REQUEST
EXHIBIT 7.1.4                -      OPINION OF COUNSEL
EXHIBIT 6.1.17               -      LANDLORD'S WAIVER
EXHIBIT 8.2.6                -      ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.4                -      QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of July 16, 1997 and is made by and among CORRPRO COMPANIES, INC., an Ohio corporation (the "BORROWER"), each of the Guarantors (as hereinafter defined), the BANKS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "AGENT") and Bank One, NA, as Documentation Agent.

                                   WITNESSETH:

         WHEREAS, the Borrower has requested the Banks to provide (i) a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $35,000,000 and (ii) a $20,000,000 term loan facility; and

         WHEREAS, the revolving credit and term loan facilities shall be used to refinance existing Indebtedness of the Loan Parties, to finance the Acquisition and Permitted Acquisitions and for general corporate purposes; and

         WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                               CERTAIN DEFINITIONS

                  1.1       Certain Definitions.
                            --------------------

                  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                           ACQUISITION shall mean the acquisition of the capital
stock of CPSC pursuant to the Purchase Agreement.

                           ACQUISITION CONSIDERATION shall mean, without
duplication, the aggregate amount of cash paid by the Borrower to the Sellers, the value of any property received by Sellers and any Indebtedness incurred or assumed by the Borrower or its Subsidiaries pursuant to the Purchase Agreement or any other Purchase Documents.

                           ACQUISITION DOCUMENTS shall mean the Acquisition
Agreement and each of the other documents executed or delivered in connection with or relating to the Acquisition.

                           ACQUISITION EFFECTIVE DATE shall mean the effective
date of the Acquisition, which shall be the Closing Date.

                           ADJUSTED CONSOLIDATED CASH FLOW FROM OPERATIONS for
any period of determination shall mean the difference between (i) Consolidated Cash Flow from Operations and (ii) capital expenditures, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                           ADJUSTED INDEBTEDNESS shall mean, as of any date of
determination, the Indebtedness of the Borrower and its Subsidiaries, including subordinated Indebtedness, less the face amount of Performance Letters of Credit and Performance Bonds included in such Indebtedness, determined and consolidated in accordance with GAAP.

                           AFFILIATE as to any Person shall mean any other
Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or
(iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                           AGENT shall mean PNC Bank, National Association, and
its successors and assigns.

                           AGENT'S FEE shall have the meaning assigned to that
term in Section 10.15.

                           AGENT'S LETTER shall have the meaning assigned to
that term in Section 10.15.

                           AGREEMENT shall mean this Credit Agreement, as the
same may be supplemented or amended from time to time, including all schedules and exhibits.

                           ANNUAL STATEMENTS shall have the meaning assigned to
that term in Section 6.1.9(i).

                           APPLICABLE COMMITMENT FEE RATE shall mean the
percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Commitment Fee." The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

                           APPLICABLE MARGIN shall mean, as applicable:

                           (A) the percentage spread to be added to Base Rate
under the Revolving Credit Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Revolving Credit Base Rate Spread,"

                           (B) the percentage spread to be added to Base Rate
under the Term Loan Base Option based on the Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Term Loan Base Rate Spread,"

                           (C) the percentage spread to be added to Euro-Rate
under the Revolving Credit Euro-Rate Option based on the Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Revolving Credit Euro-Rate Spread," or

                           (D) the percentage spread to be added to Euro-Rate
under the Term Loan Euro-Rate Option based on the Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Term Loan Euro-Rate Spread."

                           The Applicable Margin shall be computed in accordance
with the parameters set forth on Schedule 1.1(A).

                           ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an
Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of EXHIBIT 1.1(A).

                           AUTHORIZED OFFICER shall mean those individuals,
designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

                           BANKS shall mean the financial institutions named on
SCHEDULE 1.1(B)(1) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                           BASE NET WORTH shall mean the sum of $50,000,000 plus
(i) 50% of consolidated net income of the Borrower and its Subsidiaries for each fiscal quarter in which net income was earned (as opposed to a net loss) during the period from July 1, 1997 through the date of determination, and (ii) an amount equal to the net proceeds received by the Borrower after the Closing Date resulting from the issuance of capital stock of the Borrower which is treated as equity in accordance with GAAP (but without, in any event, any adjustment for any losses).

                           BASE RATE shall mean the greater of (i) the interest
rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

                           BASE RATE OPTION shall mean either the Revolving
Credit Base Rate Option or the Term Loan Base Rate Option.

                           BENEFIT ARRANGEMENT shall mean at any time an
"employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                           BORROWER shall mean Corrpro Companies, Inc., a
corporation organized and existing under the laws of the State of Ohio.

                           BORROWING DATE shall mean, with respect to any Loan,
the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                           BORROWING TRANCHE shall mean specified portions of
Loans outstanding as follows: (i) any Loans to which either a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                           BUSINESS DAY shall mean any day other than a Saturday
or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                           CLOSING DATE shall mean the Business Day on which the
first Loan shall be made, which shall be July ___, 1997. The closing shall take place on the Closing Date at the offices of Benesch Friedlander Coplan & Aronoff LLP, or at such other place as the parties agree.

                           COLLATERAL shall mean the Pledged Collateral, the UCC
Collateral, the Intellectual Property Collateral and the Real Property.

                           COLLATERAL ASSIGNMENT shall mean the Collateral
Assignment in the form of EXHIBIT 1.1(C) pursuant to which the Borrower shall grant the Bank an assignment of its rights under the Acquisition Agreement.

                           COMMERCIAL LETTER OF CREDIT shall mean any Letter of
Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

                           COMMITMENT shall mean as to any Bank the aggregate of
its Revolving Credit Commitment and Term Loan Commitment, and COMMITMENTS shall mean the aggregate of the Revolving Credit Commitments and Term Loan Commitments of all of the Banks.

                           COMMITMENT FEE shall have the meaning assigned to
that term in Section 2.3.

                           CONSIDERATION shall mean with respect to any
Permitted Acquisition or other acquisition permitted under Section 8.2.6(3), the aggregate (without duplication) of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent (excluding debt which is subordinated to the Obligations on terms satisfactory to the Agent in its sole discretion), (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

                           CONSOLIDATED CASH FLOW FROM OPERATIONS for any period
of determination shall mean (i) the sum of net income from continuing operations before extraordinary items and changes in accounting principles, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                           CONSOLIDATED NET WORTH shall mean as of any date of
determination total stockholders' equity of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

                           CPSC shall mean Cathodic Protection Services Company,
a Delaware corporation.

                           CPSC ANNUAL STATEMENTS shall have the meaning
assigned to such term in Section 6.1.9(ii).

                           CPSC HISTORICAL STATEMENTS shall have the meaning
assigned to such term in Section 6.1.9(ii).

                           CPSC INTERIM STATEMENTS shall have the meaning
assigned to such term in Section 6.1.9(ii).

                           DEBT SERVICE shall mean for any period of
determination, the sum of interest expense plus the regularly scheduled payments of principal on Indebtedness, in each case of the Borrower and its Subsidiaries determined and consolidated in accordance with GAAP.

                           DOCUMENTATION AGENT shall mean Bank One, NA.

                           DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall
mean lawful money of the United States of America.

                           DOMESTIC SUBSIDIARY shall mean any Subsidiary of the
Borrower that is organized or incorporated under the Laws of any state or commonwealth in the United States of America.

                           DRAWING DATE shall have the meaning assigned to that
term in Section 2.9.3.2.

                           ENVIRONMENTAL COMPLAINT shall mean any written
complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

                           ENVIRONMENTAL CONDITIONS shall mean any conditions of
the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

                           ENVIRONMENTAL LAWS shall mean all federal, state,
local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

                           ERISA shall mean the Employee Retirement Income
Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                           ERISA GROUP shall mean, at any time, the Borrower and
all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                           EURO-RATE shall mean, with respect to the Loans
comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                           Telerate page 3750 quoted by British Bankers'
         Euro-Rate =       Association or Appropriate Successor
                           ------------------------------------
                           1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                           EURO-RATE OPTION shall mean either the Revolving
Credit Euro-Rate Option or the Term Loan Euro-Rate Option.

                           EURO-RATE RESERVE PERCENTAGE shall mean the maximum
percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES") of a member bank in such System.

                           EVENT OF DEFAULT shall mean any of the events
described in Section 9.1 and referred to therein as an "Event of Default."

                           EXISTING CREDIT AGREEMENT shall mean that certain
Credit Agreement dated as of March 29, 1996, as amended, among the Borrower, the lenders party thereto and Bank One, NA, as agent.

                           EXPIRATION DATE shall mean, with respect to the
Revolving Credit Commitments, July 15, 2002.

                           FEDERAL FUNDS EFFECTIVE RATE for any day shall mean
the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                           FOREIGN SUBSIDIARY shall mean any Subsidiary of the
Borrower that is not a Domestic Subsidiary.

                           GAAP shall mean generally accepted accounting
principles as are in effect from time to time, subject to the provisions of
Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                           GOVERNMENTAL ACTS shall have the meaning assigned to
that term in Section 2.9.8.

                           GUARANTOR shall mean each of the parties to this
Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.18. Each of the Domestic Subsidiaries now existing is a Guarantor and each Domestic Subsidiary hereafter created shall join this Agreement as a Guarantor. The following Subsidiaries are Domestic Subsidiaries (and Guarantors) as of the Closing Date:

                           PSG Corrosion Engineering, Inc.
                           Good-All Electric, Inc.
                           Corrtherm, Inc.
                           Rohrback Cosasco Systems, Inc.
                           Ocean City Research Corp.
                           CCFC, Inc.
                           Harco Offshore, Inc.
                           Cathodic Protection Services Company

Commonwealth Pipeline Services (U.S.A.) Inc. is a Domestic Subsidiary but is inactive; it conducts no business and owns no assets. If at any time after the Closing Date it acquires any assets or conducts any business, it shall promptly notify the Agent and become a Guarantor pursuant to Section 11.18.

                           GUARANTOR JOINDER shall mean a joinder by a Person as
a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of EXHIBIT 1.1(G)(1).

                           GUARANTY of any Person shall mean any obligation of
such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                           GUARANTY AGREEMENT shall mean the Guaranty and
Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.

                           HISTORICAL STATEMENTS shall have the meaning assigned
to that term in Section 6.1.9(i).

                           INDEBTEDNESS shall mean, as to any Person at any
time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are paid in the ordinary course of business), or (v) any Guaranty of Indebtedness for borrowed money. Indebtedness shall not include amounts due under operating leases.

                           INDEMNITY shall mean the Indemnity Agreement in the
form of EXHIBIT 1.1(I)(1) among the Banks, the Agent and the Loan Parties relating to possible environmental liabilities associated with any of the Property.

                           INELIGIBLE SECURITY shall mean any security which may
not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                           INSOLVENCY PROCEEDING shall mean, with respect to any
Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                           INTELLECTUAL PROPERTY COLLATERAL shall mean all of
the property described in the Patent, Trademark and Copyright Assignment.

                           INTERCOMPANY SUBORDINATION AGREEMENT shall mean a
Subordination Agreement among the Loan Parties in the form attached hereto as
EXHIBIT 1.1(I)(2).

                           INTEREST PERIOD shall have the meaning assigned to
such term in Section 4.2.

                           INTEREST RATE OPTION shall mean any Euro-Rate Option
or Base Rate Option.

                           INTERIM STATEMENTS shall have the meaning assigned to
that term in Section 6.1.9(i).

                           INTERNAL REVENUE CODE shall mean the Internal Revenue
Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                           ISSUING BANK shall mean, with respect to the
Outstanding Letters of Credit, the Banks (other than the Agent) identified on
Schedule 8.2.1 as the issuer with respect to the respective Outstanding Letters of Credit, and with respect to all other Letters of Credit, the Agent.

                           LABOR CONTRACTS shall mean all employment agreements,
employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                           LAW shall mean any law (including common law),
constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                           LETTER OF CREDIT shall have the meaning assigned to
that term in Section 2.9.1.

                           LETTER OF CREDIT BORROWING shall mean an extension of
credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under Section 2.9.3.2.

                           LETTER OF CREDIT FEE shall have the meaning assigned
to that term in Section 2.9.2.

                           LETTERS OF CREDIT OUTSTANDING shall mean at any time
the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

                           LEVERAGE RATIO shall mean as of the end of each
fiscal quarter ending on or after September 30, 1997, the ratio of Adjusted Indebtedness of Borrower and its Subsidiaries on such date to the Consolidated Cash Flow from Operations for the four fiscal quarters ending on such date; provided however, in determining Consolidated Cash Flow from Operations calculated as of September 30, 1997, December 31, 1997 and March 31, 1998, the Consolidated Cash Flow from Operations shall be the annualized Consolidated Cash Flow from Operations based upon the cumulative results of each fiscal quarter after the fiscal quarter ending June 30, 1997, through the date of the calculation.

                           LIEN shall mean any mortgage, deed of trust, pledge,
lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                           LLC INTERESTS shall have the meaning given to such
term in Section 6.1.3.

                           LOAN DOCUMENTS shall mean this Agreement, the Agent's
Letter, the Collateral Assignment, the Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Mortgages, the Notes, the Patent, Trademark and Copyright Assignment, the Pledge Agreement, the Security Agreement, landlord waivers and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

                           LOAN PARTIES shall mean the Borrower and the
Guarantors.

                           LOAN REQUEST shall have the meaning given to such
term in Section 2.4.

                           LOANS shall mean collectively and LOAN shall mean
separately all Revolving Credit Loans and the Term Loans or any Revolving Credit Loan or the Term Loan.

                           MATERIAL ADVERSE CHANGE shall mean any set of
circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                           MEAN DAYS TO MATURITY shall mean with respect to any
issuance of Permitted Senior Unsecured Indebtedness, the amount in (A) divided by the amount in (B):

                           (A) the sum of the amount of each principal payment
under such Permitted Senior Unsecured Indebtedness multiplied by the number of days between the date of issuance and the due date of such payment, divided by

                           (B) the total principal amount of such divided by
such number of days.

                           MEAN MATURITY DATE shall mean with respect to any
issuance of Permitted Senior Unsecured Indebtedness, the date which is a number of days following the date of issuance of such Permitted Senior Unsecured Indebtedness equal to the Mean Days to Maturity.

                           MONTH, with respect to an Interest Period under the
Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                           MORTGAGE shall mean any Mortgages or Leasehold
Mortgages in substantially the form of EXHIBIT 1.1(M) with respect to the Real Property from time to time executed and delivered by a Loan Party to the Agent for the benefit of the Banks.

                           MULTIEMPLOYER PLAN shall mean any employee benefit
plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                           MULTIPLE EMPLOYER PLAN shall mean a Plan which has
two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                           NOTES shall mean the Revolving Credit Notes and the
Term Notes.

                           NOTICES shall have the meaning assigned to that term
in Section 11.6.

                           OBLIGATION shall mean any obligation or liability of
any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Letter or any other Loan Document.

                           OFFICIAL BODY shall mean any national, federal,
state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                           OUTSTANDING LETTERS OF CREDIT shall mean the Letters
of Credit identified on SCHEDULE 8.2.1 issued by a Bank other than the Agent prior to the Closing Date, with expiry dates, stated amounts and beneficiaries as set forth on such Schedule.

                           PARTICIPATION ADVANCE shall mean, with respect to any
Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.3.4.

                           PARTNERSHIP INTERESTS shall have the meaning given to
such term in Section 6.1.3.

                           PATENT, TRADEMARK AND COPYRIGHT ASSIGNMENT shall mean
the Patent, Trademark and Copyright Collateral Assignment in substantially the form of EXHIBIT 1.1(P)(1) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

                           PBGC shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                           PERFORMANCE BOND means a bond purchased by the
Borrower or one of its Subsidiaries , or under which the Borrower or one of its Subsidiaries is obligated, ensuring the performance of service (under bids or otherwise) by such Borrower or Subsidiary.

                           PERFORMANCE LETTER OF CREDIT means a letter of credit
purchased by the Borrower or one of its Subsidiaries, or under which the Borrower or one of its Subsidiaries is obligated, ensuring the performance of service or purchase of materials by such Borrower or Subsidiary.

                           PERMITTED ACQUISITIONS shall have the meaning
assigned to such term in Section 8.2.6.

                           PERMITTED INTEREST RATE PROTECTION shall mean an
interest rate protection agreement with a financial institution acceptable to the Agent in an amount no more than the Commitments, with such other terms and conditions as shall be acceptable to the Agent (the "INTEREST RATE PROTECTION AGREEMENT"). Documentation for the Interest Rate Protection Agreement shall be in a standard International Swap Dealer Association Agreement, shall provide for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, shall be reasonably satisfactory to the Agent and shall not require that any collateral be provided as security for such agreement unless such interest rate protection is provided by one or more of the Banks.

                           PERMITTED INVESTMENTS shall mean:

                                    (i) direct obligations of the United States
of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                                    (ii) commercial paper maturing in 180 days
or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition;

                                    (iii) demand deposits, time deposits or
certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition;

                                    (iv) the maintenance of money market
accounts and cash management accounts by, and repurchase agreements entered into by, any Loan Party in connection with the operation by such Loan Party of its business in the ordinary course; and

                                    (v) any endorsement of a check or other
medium of payment for deposit or collection, or any similar transaction in the normal course of business.

                           PERMITTED LIENS shall mean:

                                    (i) Liens for taxes, assessments, or similar
charges, incurred in the ordinary course of business and which are not yet due and payable;

                                    (ii) Pledges or deposits made in the
ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                                    (iii) Liens of mechanics, materialmen,
warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                                    (iv) Good-faith pledges or deposits made in
the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                                    (v) Encumbrances consisting of zoning
restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                                    (vi) Liens, security interests and mortgages
in favor of the Agent for the benefit of the Banks and Liens securing Permitted Interest Rate Protection so long as such Liens are in favor of one or more of the Banks and are pari passu with the Liens securing the Obligations;

                                    (vii) Liens on property leased by any Loan
Party or Subsidiary of a Loan Party under capital and operating leases permitted hereunder securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                                    (viii) Any Lien existing on the date of this
Agreement and described on SCHEDULE 1.1(P), PROVIDED that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                                    (ix) Purchase Money Security Interests,
PROVIDED that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests plus the amount remaining to be paid under capitalized leases shall not exceed $2,500,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
SCHEDULE 1.1(P)); and

                                    (x) The following, (A) if the validity or
amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan
Documents:

                           (1) Claims or Liens for taxes, assessments or charges
                  due and payable and subject to interest or penalty, PROVIDED that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                           (2) Claims, Liens or encumbrances upon, and defects
                  of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                           (3) Claims or Liens of mechanics, materialmen,
                  warehousemen, carriers, or other statutory nonconsensual
                  Liens.

                           (4) Liens resulting from final judgments or orders
                  described in Section 9.1.6.

                           PERMITTED SENIOR UNSECURED DEBT shall mean
Indebtedness incurred by the Borrower or any of its Subsidiaries provided that each of the following requirements is met:

                           (i) Such Indebtedness shall be in a minimum amount of
$10,000,000 and the Borrower shall make a mandatory prepayment of the Term Loans in a minimum amount equal to the lesser of the amount of such Indebtedness or the then outstanding principal of the Term Loans on the date on which the Borrower or its Subsidiary incurs such Indebtedness;

                           (ii) Neither the Borrower, nor any of the Borrower's
Subsidiaries shall grant, or agree to grant, whether conditionally or unconditionally, any Liens in its assets securing such Indebtedness;

                           (iii) The warranties and covenants governing such
Indebtedness shall not be less favorable to the Borrower and its Subsidiaries than the warranties and covenants hereunder as determined by the Required Banks in their reasonable discretion;

                           (iv) (A) The Borrower shall deliver to the Agent for
the benefit of the Banks drafts of the agreements governing such Indebtedness at least three (3) Business Days in prior to the effective date of such agreement such that the Banks can make the determination described in clause (iii) of this definition above; and (B) the warranties and covenants shall not be modified after the Banks have made the determination described in clause (iii) above without the approval of the Required Banks;

                           (v) The amount of such Indebtedness shall not exceed
the amount permitted in Section 8.2.1(v);

                           (vi) the Mean Maturity Date with respect to any
issuance of such Indebtedness shall be after the Expiration Date hereunder.

                           (vii) No Subsidiary shall provide a Guaranty with
respect to such Indebtedness unless it has previously become a Guarantor.

                           PERSON shall mean any individual, corporation,
partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                           PLAN shall mean at any time an employee pension
benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                           PLEDGE AGREEMENT shall mean the Pledge Agreement in
substantially the form of EXHIBIT 1.1(P)(2) executed and delivered by the Borrower to the Agent for the benefit of the Banks granting Liens in all of the capital stock of each of the Domestic Subsidiaries of the Borrower.

                           PLEDGED COLLATERAL shall mean the property of the
Loan Parties in which security interests are to be granted under the Pledge Agreement or the Collateral Assignment.

                           PNC BANK shall mean PNC Bank, National Association,
its successors and assigns.

                           POTENTIAL DEFAULT shall mean any event or condition
which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                           PRINCIPAL OFFICE shall mean the main banking office
of the Agent in Pittsburgh, Pennsylvania.

                           PRIOR SECURITY INTEREST shall mean a valid and
enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security Interests as permitted hereunder.

                           PROHIBITED TRANSACTION shall mean any prohibited
transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                           PROPERTY shall mean all real property, both owned and
leased, of any Loan Party or Subsidiary of a Loan Party.

                           PURCHASE AGREEMENT shall mean the Stock Purchase
Agreement dated June 4, 1997, among Harco Offshore, Inc., the Sellers, Offshore Logistics, Inc. and the Borrower, as amended by First Amendment to Stock Purchase Agreement dated July __, 1997 pursuant to which the Borrowershall acquire all the issued and outstanding capital stock of CPSC.

                           PURCHASE MONEY SECURITY INTEREST shall mean Liens
upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

                           PURCHASING BANK shall mean a Bank which becomes a
party to this Agreement by executing an Assignment and Assumption Agreement.

                           RATABLE SHARE shall mean the proportion that a Bank's
Commitment bears to the Commitments of all of the Banks.

                           REAL PROPERTY shall mean the real estate owned by the
Loan Parties which may, from time to time, be encumbered by a Mortgage.

                           REGULATED SUBSTANCES shall mean any substance,
including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                           REGULATION U shall mean Regulation U, T, G or X as
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                           REIMBURSEMENT OBLIGATION shall have the meaning
assigned to such term in Section 2.9.3.2.

                           REPORTABLE EVENT shall mean a reportable event
described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                           REQUIRED BANKS shall mean

                                    (i) if there are no Loans, Reimbursement
Obligations or Letter of Credit Borrowings outstanding, Banks whose Commitments aggregate at least 51% of the Commitments of all of the Banks, or

                                    (ii) if there are Loans, Reimbursement
Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total principal amount of all of the Loans , Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Issuing Bank and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                           REVOLVING CREDIT BASE RATE OPTION shall mean the
option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

                           REVOLVING CREDIT COMMITMENT shall mean, as to any
Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and REVOLVING CREDIT COMMITMENTS shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                           REVOLVING CREDIT EURO-RATE OPTION shall mean the
option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

                           REVOLVING CREDIT LOANS shall mean collectively and
REVOLVING CREDIT LOAN shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1 or 2.9.3.

                           REVOLVING CREDIT NOTES shall mean collectively and
REVOLVING CREDIT NOTE shall mean separately all the Revolving Credit Notes of the Borrower in the form of EXHIBIT 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                           REVOLVING FACILITY USAGE shall mean at any time the
sum of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

                           SECTION 20 SUBSIDIARY shall mean the Subsidiary of
the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                           SECURITY AGREEMENT shall mean the Security Agreement
in substantially the form of EXHIBIT 1.1(S) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

                           SELLERS shall mean Airlog International, Inc., a
Panama corporation, and Curran Holdings, Inc., a Delaware corporation.

                           SHARES shall have the meaning assigned to that term
in Section 6.1.2.

                           SOLVENT shall mean, with respect to any Person on a
particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such

Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                           STANDARD & POOR'S shall mean Standard & Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc.

                           STANDBY LETTER OF CREDIT shall mean a Letter of
Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

                           SUBSIDIARY of any Person at any time shall mean (i)
any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                           SUBSIDIARY SHARES shall have the meaning assigned to
that term in Section 6.1.3.

                           SYNDICATIONS PERIOD shall mean the period between the
Closing Date and the earlier of the following dates: (a) the date on which the Commitment of PNC Bank has been reduced to or below $20,000,000, or (b) the date which is ninety (90) days after the Closing Date.

                           TERM LOAN shall have the meaning given to such term
in Section 3.1; TERM LOANS shall mean collectively all of the Term Loans.

                           TERM LOAN BASE RATE OPTION shall mean the option of
the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(i).

                           TERM LOAN COMMITMENT shall mean, as to any Bank at
any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Term Loans," and thereafter on
Schedule I to the most recent Assignment and Assumption Agreement, and TERM LOAN COMMITMENTS shall mean the aggregate Term Loan Commitments of all of the Banks.

                           TERM LOAN EURO-RATE OPTION shall mean the option of
the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(ii).

                           TERM NOTES shall mean collectively and TERM NOTE
shall mean separately all of the Term Notes of the Borrower in the form of
EXHIBIT 1.1(T) evidencing the Term Loans together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                           TRANSFEROR BANK shall mean the selling Bank pursuant
to an Assignment and Assumption Agreement.

                           UCC COLLATERAL shall mean the property of the Loan
Parties in which security interests are to be granted under the Security Agreement.

                           UNIFORM COMMERCIAL CODE shall have the meaning
assigned to that term in Section 6.1.16.

                  1.2      Construction.
                           -------------

                  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                           1.2.1    Number; Inclusion.
                                    ------------------

                           references to the plural include the singular, the
plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                           1.2.2    Determination.
                                    --------------

                           references to "determination" of or by the Agent or
the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                           1.2.3    Agent's Discretion And Consent.
                                    -------------------------------

                           whenever the Agent or the Banks are granted the right
herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                           1.2.4    Documents Taken As A Whole.
                                    ---------------------------

                           the words "hereof," "herein," "hereunder," "hereto"
and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                           1.2.5    Headings.
                                    ---------

                           the section and other headings contained in this
Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                           1.2.6    Implied References To This Agreement.

                           article, section, subsection, clause, schedule and
exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                           1.2.7    Persons.

                           reference to any Person includes such Person's
successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                           1.2.8    Modifications to Documents.
                                    ---------------------------

                           reference to any agreement (including this Agreement
and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                           1.2.9    From, To and Through.
                                    ---------------------

                           relative to the determination of any period of time,
"from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                           1.2.10   Shall; Will.
                                    ------------

                           references to "shall" and "will" are intended to have
the same meaning.

                  1.3      Accounting Principles.
                           ----------------------

                  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that all accounting terms used in Section 8.1.13 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.1.13 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 8.1.13 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

                          2. REVOLVING CREDIT FACILITY
                             -------------------------

                  2.1      Revolving Credit Commitments.
                           -----------------------------

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

                  2.2      Nature of Banks' Obligations with Respect to
                           --------------------------------------------
                           Revolving Credit Loans.
                           -----------------------

                  Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Outstandings. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

                  2.3      Commitment Fees.
                           ----------------

                  Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "COMMITMENT FEE") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and (ii) the sum of such Bank's Revolving Credit Loans outstanding plus its Ratable Share of Letters of Credit Outstanding. All Commitment Fees shall be payable in arrears on the last Business Day of each September, December, March and June after the date hereof and on the Expiration Date or upon acceleration of the Notes.

                  2.4      Reduction of Commitment.
                           ------------------------

                           The Borrower shall have the right at any time and
from time to time upon five (5) Business Days' prior written notice to the Agent to permanently reduce, in whole multiples of $1,000,000 of principal, or terminate the Revolving Credit Commitment without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by (a) the payment in full of any Commitment Fee then accrued on the amount of such reduction or termination and (b) prepayment of the Revolving Credit Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.6 hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Revolving Credit Commitment as so reduced or terminated. From the effective date of any such reduction or termination the obligations of Borrower to pay the Commitment Fee pursuant to Section 2.3 shall correspondingly be reduced or cease.

                  2.5      Revolving Credit Loan Requests.
                           -------------------------------

                  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Agent, not later than noon Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) on the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of EXHIBIT
2.5 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "LOAN REQUEST"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing

Tranche, which shall be in integral multiples of $250,000 and not less than $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $50,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

                  2.6      Making Revolving Credit Loans.
                           ------------------------------

                  The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, PROVIDED that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16 [Availability of Funds].

                  2.7      Revolving Credit Notes.
                           -----------------------

                  The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

                  2.8      Use of Proceeds.
                           ----------------

                  The proceeds of the Revolving Credit Loans shall be used to refinance existing Indebtedness of the Loan Parties, to finance the Acquisition and Permitted Acquisitions and for general corporate purposes and in accordance with Section 8.1.10 [Use of Proceeds].

                  2.9      Letter of Credit Subfacility.
                           -----------------------------

                           2.9.1    Issuance of Letters of Credit.
                                    ------------------------------

                           Borrower may request the issuance of a letter of
credit (each Bank One, together with the Letters of Credit, a "LETTER OF CREDIT") on behalf of itself or another Loan Party by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit, Performance Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall
(i) the Letters of Credit Outstanding exceed, at any one time, $5,000,000, or
(ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. It is the express understanding of the parties hereto that the Bank or Banks (other than the Agent) shall not issue any new Letters of Credit on or after the Closing Date or renew, amend or extend the Outstanding Letters of Credit beyond the expiry date set forth on SCHEDULE 8.2.1.

                           2.9.2    Letter of Credit Fees.
                                    ----------------------

                           The Borrower shall pay (i) to the Agent for the
ratable account of the Banks a fee (the "LETTER OF CREDIT FEE") equal to, at any time, the Applicable Margin which applies to Revolving Credit Loans under the Revolving Credit Euro-Rate Option at such time, and (ii) except with respect to the Outstanding Letters of Credit, to the Agent for its own account a fronting fee set forth in the Agent's Letter, which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the last Business Day of each September, December, March and June following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Issuing Bank for the Issuing Bank's sole account the Issuing Bank's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

                           2.9.3    Disbursements, Reimbursement.
                                    -----------------------------

                                    2.9.3.1 Immediately upon the issuance of
each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                                    2.9.3.2 In the event of any request for a
drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower and the Agent. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Bank shall sometimes be referred to as a "REIMBURSEMENT OBLIGATION") the Agent, on behalf of the Issuing Bank, prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Issuing Bank under any Letter of

Credit (each such date, an "DRAWING DATE") in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Agent, on behalf of the Issuing Bank, for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Issuing Bank or the Agent pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                                    2.9.3.3 Each Bank shall upon any notice
pursuant to Section 2.9.3.2 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent, on behalf of the Issuing Bank, for the account of the Issuing Bank the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Issuing Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the Issuing Bank to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.9.3.3.

                                    2.9.3.4 With respect to any unreimbursed
drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section
7.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent, on behalf of the Issuing Bank, pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Section 2.9.3.

                           2.9.4    Repayment of Participation Advances.
                                    ------------------------------------

                                    2.9.4.1 Upon (and only upon) receipt by the
Agent, on behalf of the Issuing Bank, for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, on behalf of the Issuing Bank or (ii) in payment of interest on such a payment made by the Issuing Bank under such a Letter of Credit, the Agent, on behalf of the Issuing Bank, will pay to each Bank, in the same funds as those received by the Agent, on behalf of the Issuing Bank, the amount of such Bank's Ratable Share of such funds, except the Agent, on behalf of the Issuing Bank, shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Issuing Bank.

                                    2.9.4.2 If any Issuing Bank (or the Agent on
behalf of an Issuing Bank) is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Issuing Bank pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, on behalf of the Issuing Bank, forthwith return to the Agent, on behalf of the Issuing Bank, the amount of its Ratable Share of any amounts so returned by the Issuing Bank, or the Agent on behalf of the Issuing Bank, plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Issuing Bank, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

                           2.9.5    Documentation.
                                    --------------

                           Each Loan Party agrees to be bound by the terms of
the Issuing Bank's application and agreement for letters of credit and the Issuing Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                           2.9.6    Determinations to Honor Drawing Requests.
                                    -----------------------------------------

                           In determining whether to honor any request for
drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that such documents and instruments comply on their face with the requirements of such Letter of Credit.

                           2.9.7    Nature of Participation and Reimbursement
                                    -----------------------------------------
                                    Obligations.
                                    ------------

                           Each Bank's obligation in accordance with this
Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                                    (i) any set-off, counterclaim, recoupment,
defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever;

                                    (ii) the failure of any Loan Party or any
other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests], 2.6 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.9.3;

                                    (iii) any lack of validity or enforceability
of any Letter of Credit;

                                    (iv) the existence of any claim, set-off,
defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                                    (v) any draft, demand, certificate or other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Issuing Bank has been notified thereof;

                                    (vi) payment by the Agent under any Letter
of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                                    (vii) any adverse change in the business,
operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                                    (viii) any breach of this Agreement or any
other Loan Document by any party thereto;

                                    (ix) the occurrence or continuance of an
Insolvency Proceeding with respect to any Loan Party;

                                    (x) the fact that an Event of Default or a
Potential Default shall have occurred and be continuing;

                                    (xi) the fact that the Expiration Date shall
have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                                    (xii) any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing.

                           2.9.8    Indemnity.
                                    ----------

                           In addition to amounts payable as provided in
Sections 10.5 [Reimbursement of Agent by Borrower, Etc.] and 11.3 [Reimbursement and Indemnification of Banks by Borrower; Taxes], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of
(A) the gross negligence or willful misconduct of the Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Issuing Bank of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                           2.9.9    Liability for Acts and Omissions.
                                    ---------------------------------

                           As between any Loan Party and the Issuing Bank, such
Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) subject to Section 2.9.6, the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank's rights or powers hereunder. Nothing in this Section
2.9.9 shall relieve the Issuing Bank from liability for the Issuing Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                           In furtherance and extension and not in limitation of
the specific provisions set forth above, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrower or any Bank.

                                  3. TERM LOANS
                                     ----------

                  3.1      Term Loan Commitments.
                           ----------------------

                  Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Bank severally agrees to make a term loan (the "TERM LOAN") to the Borrower on the Closing Date in such principal amount as the Borrower shall request up to, but not exceeding such Bank's Term Loan Commitment.

                  3.2      Nature of Banks' Obligations with Respect to Term
                           -------------------------------------------------
                           Loans.
                           ------

                  The obligations of each Bank to make Term Loans to the Borrower shall be in the proportion that such Bank's Term Loan Commitment bears to the Term Loan Commitments of all Banks to the Borrower, but each Bank's Term Loan to the Borrower shall never exceed its Term Loan Commitment. The failure of any Bank to make a Term Loan shall not relieve any other Bank of its obligations to make a Term Loan nor shall it impose any additional liability on any other Bank hereunder. The Banks shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments].

                  3.3      Term Loan Notes.
                           ----------------

                  The Obligation of the Borrower to repay the unpaid principal amount of the Term Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Term Note dated the Closing Date payable to the order of each Bank in a face amount equal to the Term Loan of such Bank. The principal amount as provided therein of the Term Notes shall be payable in quarterly payments due on the last day of each calendar quarter, beginning with the quarter ending September 30, 1998 as follows:

                    Quarter(s) Ending on Following             Amount of Each Quarterly Payment
                    ------------------------------             --------------------------------
                      Date or In The Following                             Due on Such
                      ------------------------                             -----------
                               Period                              Date or During Such Period
                               ------                              --------------------------
                               6-30-98                                   $1,000,000
                       9-30-98 through 6-30-99                            $500,000
                       9-30-99 through 6-30-00                           $1,000,000
                       9-30-00 through 6-30-01                           $1,500,000
                       9-30-01 through 6-30-02                           $1,750,000

                  3.4      Use of Proceeds.
                           ----------------

                  The proceeds of the Term Loans shall be used to refinance existing Indebtedness of the Loan Parties, to finance the Acquisition and Permitted Acquisitions and for general corporate purposes and in accordance with
Section 8.1.10 [Use of Proceeds].

                               4. INTEREST RATES
                                  --------------

                  4.1      Interest Rate Options.
                           ----------------------

                  The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; PROVIDED that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans accruing interest at a Euro-Rate Option; provided further, that during the Syndications Period there shall not be at any one time outstanding more than two Borrowing Tranches to which a Euro-Rate Option applies. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                           4.1.1    Revolving Credit Interest Rate Options.
                                    ---------------------------------------

                           The Borrower shall have the right to select from the
following Interest Rate Options applicable to the Revolving Credit Loans:

                                    (I) REVOLVING CREDIT BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                    (II) REVOLVING CREDIT EURO-RATE OPTION: A
rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                           4.1.2    Term Loan Interest Rate Options.
                                    --------------------------------

                           The Borrower shall have the right to select from the
following Interest Rate Options applicable to the Term Loans:

                                    (I) TERM LOAN BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                                    (II) TERM LOAN EURO-RATE OPTION: A rate per
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                           4.1.3    Rate Quotations.
                                    ----------------

                           The Borrower may call the Agent on or before the date
on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

                  4.2      Interest Periods.
                           -----------------

                  At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "INTEREST PERIOD") during which such Interest Rate Option shall apply, such Interest Period to be (i) one Month if Borrower selects the Euro-Rate

Option during the Syndications Period and (ii) one, two, three or six Months if Borrower selects the Euro-Rate Option after the Syndications Period has ended. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                           4.2.1    Ending Date and Business Day.
                                    -----------------------------

                           any Interest Period which would otherwise end on a
date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                           4.2.2    Amount of Borrowing Tranche.
                                    ----------------------------

                           each Borrowing Tranche of Euro-Rate Loans shall be in
integral multiples of $250,000 and not less than $1,000,000;

                           4.2.3    Termination Before Expiration Date.
                                    -----------------------------------

                           the Borrower shall not select, convert to or renew an
Interest Period for any portion of the Loans that would end after the Expiration Date; and

                           4.2.4    Renewals.
                                    ---------

                           in the case of the renewal of a Euro-Rate Option at
the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

                  4.3      Interest After Default.
                           -----------------------

                  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                           4.3.1    Letter of Credit Fees, Interest Rate.
                                    -------------------------------------

                           the Letter of Credit Fees and the rate of interest
for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

                           4.3.2    Other Obligations.
                                    ------------------

                           each other Obligation hereunder if not paid when due
shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                           4.3.3    Acknowledgment.
                                    ---------------

                           The Borrower acknowledges that the increase in rates
referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

                  4.4      Euro-Rate Unascertainable; Illegality; Increased
                           ------------------------------------------------
                           Costs; Deposits Not Available.
                           ------------------------------

                           4.4.1    Unascertainable.
                                    ----------------

                           If on any date on which a Euro-Rate would otherwise
be determined, the Agent shall have determined that:

                                    (i) adequate and reasonable means do not
exist for ascertaining such Euro-Rate, or

                                    (ii) a contingency has occurred which
materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 4.4.3.

                           4.4.2    Illegality; Increased Costs; Deposits Not
                                    -----------------------------------------
                                    Available.
                                    ----------

                           If at any time any Bank shall have determined that:

                                    (i) the making, maintenance or funding of
any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                                    (ii) such Euro-Rate Option will not
adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                                    (iii) after making all reasonable efforts,
deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, in the London interbank market, then the Agent shall have the rights specified in Section 4.4.3.

                           4.4.3    Agent's and Bank's Rights.
                                    --------------------------

                           In the case of any event specified in Section 4.4.1
above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 4.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 4.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under
Section 5.6.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

                  4.5      Selection of Interest Rate Options.
                           -----------------------------------

                  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option or Term Loan Base Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

                        5. PAYMENTS; COLLATERAL SECURITY
                           -----------------------------

                  5.1      Payments.
                           ---------

                  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to noon, Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, PROVIDED that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

                  5.2      Pro Rata Treatment of Banks.
                           ----------------------------

                  Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 4.4.3 [Agent's and Bank's Rights] in the case of an event specified in
Section 4.4 [Euro-Rate Unascertainable; Etc.], 5.4.2 [Voluntary Prepayments] or
5.4 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

                  5.3      Interest Payment Dates.
                           -----------------------

                  Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the last Business Day of each September, December, March and June after the date hereof commencing September 30, 1997 and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.5 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

                  5.4      Voluntary Prepayments.
                           ----------------------

                           5.4.1    Right to Prepay.
                                    ----------------

                           The Borrower shall have the right at its option from
time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4.2 below or in Section 5.6 [Additional Compensation in Certain Circumstances]):

                                    (i) at any time with respect to any Loan to
which the Base Rate Option applies,

                                    (ii) on the last day of the applicable
Interest Period with respect to Loans to which a Euro-Rate Option applies,

                                    (iii) on the date specified in a notice by
any Bank pursuant to Section 4.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

                           Whenever the Borrower desires to prepay any part of
the Loans, it shall provide a prepayment notice to the Agent by noon on the date of prepayment of Loans setting forth the following information:

                           (x) the date, which shall be a Business Day, on which
                  the proposed prepayment is to be made;

                           (y) a statement indicating the application of the
                  prepayment between the Revolving Credit Loans and Term Loans; and

                           (z) the total principal amount of such prepayment,
                  which shall not be less than $1,000,000.

                           All prepayment notices shall be irrevocable. The
principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.4.1 shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4.3 [Agent's and Bank's rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and
(ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate the Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under
Section 5.6.2 [Indemnity].

                           5.4.2    Replacement of a Bank.
                                    ----------------------

                           In the event any Bank (i) gives notice under Section
4.4 [Euro-Rate Unascertainable, Etc.] or Section 5.6.1 [Increased Costs, Etc.],
(ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, , or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (x) receipt of such Bank's notice under
Section 4.4 [Euro-Rate Unascertainable, Etc.] or 5.6.1 [Increased Costs, Etc.],
(y) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 5.6 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; PROVIDED, however, that the Commitment and any Term Loan of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent; PROVIDED, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section
10.14 [Successor Agent] and PROVIDED that all Letters of Credit have expired or been terminated or replaced.

                           5.4.3    Change of Lending Office.
                                    -------------------------

                           Each Bank agrees that upon the occurrence of any
event giving rise to increased costs or other special payments under Section
4.4.2 [Illegality, Etc.] or 5.6.1 [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing is this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

                  5.5      Mandatory Prepayments.
                           ----------------------

                           5.5.1    Sale of Assets.
                                    ---------------

                           Within five (5) Business Days after the receipt of
cash proceeds of any sale of assets authorized by Section 8.2.7(vi) [Disposition of Assets or Subsidiaries], the Borrower shall make a mandatory prepayment of principal on the Term Loans equal to the after-tax cash proceeds (net of customary and reasonable expenses) then received of such sale (as estimated in good faith by the Borrower), together with accrued interest on such principal amount. All prepayments pursuant to this Section 5.5.1 shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities.

                           5.5.2    Issuance of Permitted Senior Unsecured
                                    --------------------------------------
                                    Indebtedness.
                                    -------------

                           The Borrower shall make a mandatory prepayment of
principal on the Term Loans equal to the amount of the proceeds of any Permitted Senior Unsecured Indebtedness incurred by the Borrower or any of its Subsidiaries, together with accrued interest on such principal amount. All prepayments pursuant to this Section 5.5.2 shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities.

                           5.5.3    Application Among Interest Rate Options.
                                    ----------------------------------------

                           All prepayments required pursuant to this Section 5.5
shall first be applied among the Interest Rate Options to the principal amount of the Term Loans subject to the Base Rate Option, then to Term Loans subject to a Euro-Rate Option. In accordance with Section 5.6.2 [Indemnity], the Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Term Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period; provided, however, so long as no Event of Default or Potential Default exists, if any mandatory prepayment otherwise required pursuant to this
Section 5.5 would otherwise require a Loan subject to a Euro-Rate Option to be prepaid on any day other than the last day of the applicable Interest Period, then unless the Banks agree to waive any resulting loss or expense, such portion of the mandatory prepayment that would be due on a day other than the last day of the applicable Interest Period shall be due and payable on the earlier of (i) the last day of such applicable Interest Period or (ii) the occurrence of an Event of Default or Potential Default.

                           5.5.4    Reduction for Voluntary Prepayments.
                                    ------------------------------------

                           A mandatory prepayment otherwise due hereunder shall
be reduced to the extent of a prior voluntary prepayment.

                  5.6      Additional Compensation in Certain Circumstances.
                           -------------------------------------------------

                           5.6.1 INCREASED COSTS OR REDUCED RETURN RESULTING
FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                           If any Law, guideline or interpretation or any change
in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                                    (i) subjects any Bank to any tax or changes
the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                                    (ii) imposes, modifies or deems applicable
any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                                    (iii) imposes, modifies or deems applicable
any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return and such Bank shall use its reasonable efforts to notify the Borrower of any such amounts promptly. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                           5.6.2    Indemnity.
                                    ----------

                           In addition to the compensation required by Section
5.6.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                                    (i) payment, prepayment, conversion or
renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                                    (ii) attempt by the Borrower to revoke
(expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4

[Revolving Credit Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.4 [Voluntary Prepayments], or

                                    (iii) default by the Borrower in the
performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

                  If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                  5.7      Collateral Security.
                           --------------------

                           5.7.1    Creation and Perfection of Liens.
                                    ---------------------------------

                  Each of the Loan Parties shall on or prior to the Closing Date execute the Collateral Assignment, the Patent, Trademark and Copyright Assignment, the Pledge Agreement, the Security Agreement, as applicable, and execute and record financing statements and deliver the original certificates for the shares to be pledged to the Agent for the benefit of the Banks together with appropriate stock powers and execute, deliver and record such other documents and take such other steps as are appropriate in the reasonable discretion of the Agent to create, upon filing hereunder, first priority Liens in the Pledged Collateral, the UCC Collateral and the Intellectual Property Collateral in favor of the Agent for the benefit of the Banks.

                           5.7.2    Termination of Liens.
                                    ---------------------

                  The Agent shall release all of its Liens in the Collateral hereunder and the Liens described in Section 5.7.1 shall terminated upon the occurrence of either of the following events:

                                    (i) The Leverage Ratio shall be less than
2.5 to 1.0 as of the end of two (2) consecutive fiscal quarters of the Borrower and the Borrower shall have delivered Compliance Certificates for each of such two quarters evidencing that the Leverage Ratio as of the end of such quarters is less than 2.5 to 1.0.

                                    (ii) The Borrower or its Subsidiaries shall
have incurred Permitted Senior Unsecured Debt in the principal amount sufficient to repay the lesser of (a) $10,000,000 or (b) the Term Loans then outstanding but not in excess of the amount permitted under Section 8.2.1(v), and the Borrower shall have applied the proceeds thereof to repay the Term Loans in accordance with Section 5.5.2.

                  At any time after the Agent has released its Liens in the Collateral hereunder, the Loan Parties shall no longer be required to comply with any covenants hereunder that would otherwise require them to pledge additional or after-acquired property to the Agent.

                       6. REPRESENTATIONS AND WARRANTIES
                          ------------------------------

                  6.1      Representations and Warranties.
                           -------------------------------

                  The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as set forth in this Section 6.1. Each warranty below describes the state of facts existing on the Closing Date after giving effect to the Acquisition and the state of facts at such other times described in Section 7.2; except for the provisions below which expressly state that they relate to a specified date prior to the date hereof. In accordance with the foregoing, all disclosure schedules listed below shall include the assets, liabilities, capital stock and other items acquired or assumed by the Borrower and its Subsidiaries under the Acquisition Documents (as well as the other assets, liabilities, capital stock and other items of the Borrower and its Subsidiaries).

                           6.1.1    Organization and Qualification.
                                    -------------------------------

                           Each Loan Party and each Subsidiary of each Loan
Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on SCHEDULE 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where such failure to be licensed or qualified would not result in a Material Adverse Change.

                           6.1.2    Capitalization and Ownership.
                                    -----------------------------

                           The authorized and outstanding capital stock of the
Borrower is listed in the Borrower's filings with the Securities and Exchange Commission. All of the issued and outstanding capital stock of the Borrower (the "SHARES") has been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on SCHEDULE 6.1.2.

                           6.1.3    Subsidiaries.
                                    -------------

                           SCHEDULE 6.1.3 states the name of each of the
Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "SUBSIDIARY SHARES") and the owners thereof if it is a corporation, its outstanding partnership interests (the "PARTNERSHIP INTERESTS") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC INTERESTS") if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on SCHEDULE 6.1.3.

                           6.1.4    Power and Authority.
                                    --------------------

                           Each Loan Party has full power to enter into,
execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                           6.1.5    Validity and Binding Effect.
                                    ----------------------------

                                    (i) This Agreement has been duly and validly
executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                                    (ii) Each of the Acquisition Documents to
which the Borrower is a party has been duly and validly executed and delivered by the Borrower, and to the knowledge of Borrower, by each of the other parties which is a party to the Acquisition Documents and constitutes legal, valid and binding obligations of the parties thereto, enforceable against them in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by laws or judicial decisions limiting the right of specific performance. The Borrower has delivered to the Agent a true and correct copy of the Acquisition Documents and any amendments, waivers and other documents executed in connection therewith, and there has been no other amendment, waiver or modification of the Acquisition Documents. The Acquisition and each of the other transactions under the

Acquisition Documents shall have been consummated on the Closing Date required to be completed as of the Closing Date.

                           6.1.6    No Conflict.
                                    ------------

                           Neither the execution and delivery of this Agreement
or the other Loan Documents by the Borrower or any Subsidiary of the Borrower, the execution and delivery of the Acquisition Documents by the parties thereto nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or material order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

                           6.1.7    Litigation.
                                    -----------

                           There are no actions, suits, proceedings or
investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

                           6.1.8    Title to Properties.
                                    --------------------

                           The real property owned or leased by each Loan Party
and each Subsidiary of each Loan Party is described on SCHEDULE 6.1.8. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. Upon consummation of the Acquisition and thereafter, the real property and tangible and intangible personal property of CPSC set forth in the Acquisition Agreement shall be owned by CPSC, and CPSC shall be a wholly owned Subsidiary of the Borrower. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby which, if not obtained, would have a Material Adverse Effect.

                           6.1.9    Financial Statements.
                                    ---------------------

                                    (i) HISTORICAL STATEMENTS OF BORROWER AND
ITS SUBSIDIARIES. The Borrower has delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the three fiscal years ended March 31, 1997, 1996 and 1995 (the "ANNUAL STATEMENTS") (the Annual Statements being collectively referred to as the "HISTORICAL STATEMENTS"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                                    (ii) HISTORICAL STATEMENTS OF CPSC. The
Borrower has delivered to the Agent copies of the audited consolidated year-end financial statements for and as of the end of CPSC for the fiscal year ended June 30, 1996 (the "CPSC ANNUAL STATEMENTS"). In addition, the Borrower has delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended March 31, 1997 (the "CPSC INTERIM STATEMENTS") (the CPSC Annual and Interim Statements being collectively referred to as the "CPSC HISTORICAL STATEMENTS"). The CPSC Historical Statements were compiled from the books and records maintained by CPSC's management, are correct and complete and fairly represent the consolidated financial condition of CPSC as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the CPSC Interim Statements) to normal year-end audit adjustments.

                                    (iii) ACCURACY OF FINANCIAL STATEMENTS.
Neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments which are material to the Borrower and its Subsidiaries taken as a whole and that are not disclosed in the Historical Statements or in the notes thereto other than incurred in the ordinary course of business since the date of such financial statements, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since March 31, 1997, no Material Adverse Change has occurred.

                           6.1.10   Use of Proceeds; Margin Stock; Section 20
                                    -----------------------------------------
                                    Subsidiaries.
                                    -------------

                                    6.1.10.1 General.
                                             --------

                                    The Loan Parties intend to use the proceeds
of the Loans in accordance with Sections 2.8, 3.4 and 8.1.10.

                                    6.1.10.2 Margin Stock.
                                             -------------

                                    None of the Loan Parties or any Subsidiaries
of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                                    6.1.10.3 Section 20 Subsidiaries.
                                             ------------------------

                                    The Loan Parties do not intend to use and
shall not use any portion of the proceeds of the Loans, directly or indirectly
(i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by as Section 20 Subsidiary and issued by or for the benefit of any Loan Party or any Affiliate of any Loan Party.

                           6.1.11   Full Disclosure.
                                    ----------------

                           Neither this Agreement, any other Loan Document, the
Acquisition Documents, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents (including the Borrower's Form 10-K for fiscal year 1997) furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                           6.1.12   Taxes.
                                    ------

                           Except as set forth on SCHEDULE 6.1.12, all federal,
state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                           6.1.13   Consents and Approvals.
                                    -----------------------

                           Except for the filing of financing statements in the
state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Borrower or any Subsidiary of the Borrower or the Acquisition Documents by any party, except as listed on SCHEDULE 6.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 6.1.13.

                           6.1.14   No Event of Default; Compliance with
                                    ------------------------------------
                                    Instruments.
                                    ------------

                           No event has occurred and is continuing and no
condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents and after consummation of the transactions under the Acquisition Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                           6.1.15   Patents, Trademarks, Copyrights, Licenses,
                                    ------------------------------------------
                                    Etc.
                                    ----

                           Each Loan Party and each Subsidiary of each Loan
Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party are listed and described on SCHEDULE 6.1.15.

                           6.1.16   Security Interests.
                                    -------------------

                           The Liens and security interests granted to the Agent
for the benefit of the Banks pursuant to the Collateral Assignment, the Patent, Trademark and Copyright Assignment, the Pledge Agreement and the Security Agreement in the Collateral (other than the Real Property) constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "UNIFORM COMMERCIAL CODE") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Collateral Assignment, the Patent, Trademark and Copyright Assignment, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                           6.1.17   Mortgage Liens.
                                    ---------------

                           Each Loan Party shall promptly execute and deliver
any Mortgages, the Indemnity Agreement, and, to the extent applicable, landlord waivers in substantially the form of Exhibit 6.1.17 as to Real Property owned or leased by such Loan Party to the Agent upon the reasonable request of the Agent from time to time hereunder after the Closing Date. Any Liens that may be granted to the Agent for the benefit of the Banks pursuant to such Mortgages shall constitute a valid first priority Lien under applicable law. All such action as will be necessary or advisable to establish such Lien of the Agent and its priority as described in the preceding sentence shall be taken at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Mortgage no necessity for any further action in order to protect, preserve and continue such Lien and such priority.

                           6.1.18   Status of the Pledged Collateral.
                                    ---------------------------------

                           All the shares of capital stock, Partnership
Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement or the Collateral Assignment are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement or the Collateral Assignment and except as the right of the Banks to dispose of the Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on SCHEDULE 6.1.18. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.

                           6.1.19   Insurance.
                                    ----------

                           SCHEDULE 6.1.19 lists all insurance policies and
other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                           6.1.20   Compliance with Laws.
                                    ---------------------

                           The Loan Parties and their Subsidiaries are in
compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.25 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                           6.1.21   Material Contracts; Burdensome Restrictions.
                                    --------------------------------------------

                           All material contracts relating to the business
operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts, are listed in the Borrower's filings with the Securities and Exchange Commission and are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

                           6.1.22   Investment Companies; Regulated Entities.
                                    -----------------------------------------

                           None of the Loan Parties or any Subsidiaries of any
Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                           6.1.23   Plans and Benefit Arrangements.
                                    -------------------------------

                           Except as set forth on SCHEDULE 6.1.23:

                                    (i) The Borrower and each other member of
the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                                    (ii) To the best of the Borrower's
knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                                    (iii) Neither the Borrower nor any other
member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                                    (iv) No event requiring notice to the PBGC
under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                                    (v) The aggregate actuarial present value of
all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                                    (vi) Neither the Borrower nor any other
member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                                    (vii) To the extent that any Benefit
Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                                    (viii) All Plans, Benefit Arrangements and,
to the Loan Parties' knowledge, Multiemployer Plans have been administered in accordance with their terms and applicable Law in all material respects.

                           6.1.24   Employment Matters.
                                    -------------------

                           Each of the Loan Parties and each of their
Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change.

                           6.1.25   Environmental Matters.
                                    ----------------------

                           Except as disclosed on SCHEDULE 6.1.25:

                                    (i) None of the Loan Parties or any
Subsidiaries of any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. section 9601, ET SEQ., and none of the Loan Parties has any knowledge that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

                                    (ii) To the knowledge of the Loan Parties,
there are no circumstances at, on or under any of the Property that constitute a material breach of or material non-compliance with any of the Environmental Laws, and there are no Environmental Conditions at, on or under any of the Property or, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

                                    (iii) Neither any of the Property nor any
structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws.

                                    (iv) There are no aboveground storage tanks,
underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. To the knowledge of the Loan Parties, there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

                                    (v) Each Loan Party and each Subsidiary of
any Loan Party has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party or Subsidiary as presently conducted. Each Loan Party and each Subsidiary of any Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations of the Loan Parties or the Subsidiaries on any of the Property.

                                    (vi) All past and present on-site
generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in accordance with the Environmental Laws.

                                    (vii) For purposes of this Section 6.1.25,
"knowledge" shall mean the actual knowledge of the officers, directors, executive officers of the Loan Parties and the senior managers at each facility or Property of the Loan Parties.

                           6.1.26   Senior Debt Status.
                                    -------------------

                           The Obligations of each Loan Party under this
Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                           6.1.27   Solvency.
                                    ---------

                           The Borrower is Solvent. As of the Closing Date and
after giving effect to the transactions contemplated by the Loan Documents and the Acquisition Documents, including all Indebtedness incurred thereby, the Liens granted by the Borrower in connection therewith and the payment of all fees related thereto, the Borrower will be Solvent.

                           6.1.28   The Acquisition Consideration.
                                    ------------------------------

                           The Acquisition Consideration paid by Borrower in
connection with the Acquisition or otherwise under the Acquisition Documents shall not exceed $15,000,000 plus transactional costs and shall be paid in cash subject to the working capital adjustment contained in the Acquisition Documents.

                  6.2      Updates to Schedules.
                           ---------------------

                           Should any of the information or disclosures provided
on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; PROVIDED, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

           7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT
              -------------------------------------------------------

         The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

                  7.1      First Loans and Letters of Credit.
                           ----------------------------------

                  On the Closing Date:

                           7.1.1    Officer's Certificate.
                                    ----------------------

                           The representations and warranties of each of the
Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date after giving effect to the Acquisition with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer, Secretary or Treasurer of each of the Loan Parties, to each such effect.

                           7.1.2    Secretary's Certificate.
                                    ------------------------

                           There shall be delivered to the Agent for the benefit
of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                                    (i) all action taken by each Loan Party in
connection with this Agreement and the other Loan Documents;

                                    (ii) the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                                    (iii) copies of its organizational
documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

                           7.1.3 DELIVERY OF LOAN DOCUMENTS, ACQUISITION
DOCUMENTS, AND LOAN REQUEST OR LETTER OF CREDIT REQUEST.

                                    (i) The Collateral Assignment, Guaranty
Agreement, Indemnity, Intercompany Subordination Agreement, Notes, Patent, Trademark and Copyright Assignment, Pledge Agreement, and Security Agreement shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Shares, the Partnership Interests and the LLC Interests. Borrower shall have delivered to the Agent true and correct copies of the Acquisition Documents.

                                    (ii) The Borrower shall have delivered to
the Agent a completed Loan Request for the Loans to be made on the Closing Date and a request for any

Letters of Credit to be issued on the Closing Date in accordance with the time requirements and other provisions of Sections 2.5 and 2.6.

                   7.1.4 Opinion of Counsel.
                         -------------------
                   There shall be delivered to the Agent for the benefit of each Bank a written opinion of Benesch Friedlander Coplan & Aronoff LLP, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

                         (i) as to the matters set forth in EXHIBIT 7.1.4; and

                        (ii) as to such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

                   A copy of the opinion delivered to the Borrower in connection with the closing of the Acquisition shall be delivered to the Banks.

                   7.1.5 Legal Details.
                         --------------

                   All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                   7.1.6 Payment of Fees.
                         ----------------

                   The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the Facility Fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

                   7.1.7 Consents.
                         ---------

                   All material consents required to effectuate the transactions contemplated hereby and under the Acquisition Agreement as set forth on SCHEDULE
6.1.13 shall have been obtained.

                   7.1.8 Officer's Certificate Regarding MACs.
                         -------------------------------------

                   Since March 31, 1997, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer, Secretary or Treasurer of each Loan Party to each such effect.

                   7.1.9 No Violation of Laws.
                         ---------------------

                   The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

                   7.1.10 No Actions or Proceedings.
                          --------------------------

                   No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                   7.1.11 Insurance Policies; Certificates of Insurance;
                          ----------------------------------------------
Endorsements.
-------------

                   The Loan Parties shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 8.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured and lender loss payee.

                   7.1.12 Filing Receipts.
                          ----------------

                   The Agent shall have received (1) copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Banks on the Collateral or other satisfactory evidence of such recordation and filing and (2) results of a Lien search acceptable to the Bank evidencing that the Liens in favor of the Bank upon filing of the financing statements pursuant to the Loan Documents will constitute Prior Security Interests in favor of the Bank except in each instance for Permitted Liens.

                   7.1.13 Consummation of Acquisition.
                          ----------------------------

                   The transactions contemplated by the Acquisition Agreement and other Acquisition Documents shall be consummated simultaneously with the closing of the Loans in accordance with the terms and conditions of such documents as by the Bank without any amendment or waiver by the Borrower not consented to by the Bank.

                   7.1.14 Financial Statements of CPSC.
                          -----------------------------

                   The Borrower shall have delivered to the Agent the CPSC Annual Statements and the CPSC Interim Statements and such statements shall be satisfactory to the Agent and shall not be materially different from the financial statements previously provided to the Agent.

                   7.1.15 Sources and Uses of Funds.
                          --------------------------

                   The Borrower shall have provided to the Agent for the benefit of the Banks a definitive schedule of sources and uses of funds in connection with the transactions contemplated hereby.

                   7.1.16 Repayment of Existing Indebtedness.
                          -----------------------------------

                   The Borrower shall repay all Indebtedness and other amounts outstanding under the Existing Credit Agreement. The Borrower shall have (i) delivered to the Agent an executed payoff letter for the lenders under the Existing Credit Agreement acknowledging that such Indebtedness and other amounts have been repaid and such Existing Credit Agreement has been terminated all Liens and security documents and other agreements evidencing or securing such Indebtedness and other obligations have been terminated, (ii) obtained from the lenders referred to in clause (i) above the original promissory notes and security documents marked canceled and delivered evidence of the same to the Agent, and (iii) delivered to the appropriate recording offices for recordation executed mortgage satisfactions, UCC-3 termination statements and other appropriate documents recording of record all Liens under the Existing Credit Agreement.

                   7.2 Each Additional Loan or Letter of Credit.
                       -----------------------------------------

                  At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                  8. COVENANTS

                   8.1 Affirmative Covenants.
                       ----------------------

                   The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

                   8.1.1 Preservation of Existence, Etc.
                         -------------------------------

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to be so qualified or licensed would not result in a Material Adverse Change or as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].

                   8.1.2 Payment of Liabilities, Including Taxes, Etc.
                         ---------------------------------------------

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made or to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or which would affect the Collateral, PROVIDED that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                   8.1.3 Maintenance of Insurance.
                         -------------------------

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. At the request of the Agent, the Loan Parties shall deliver to the Agent (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time, upon the receipt of the Agent, a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Agent, which shall (i) specify the Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Banks shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $1,000,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of $1,000,000 or more shall be adjusted with and payable to the Agent,
(vi) include effective waivers by the insurer of all claims for insurance premiums against the Agent, (vii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Agent of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. To the extent that the endorsements to the policies of insurance delivered on the Closing Date do not contain all of the foregoing provisions, the Loan Parties agree to use their commercially reasonable efforts to obtain such endorsements after the Closing Date at such time or times as their policies of insurance are renewed. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Agent constituting insurance proceeds or condemnation proceeds (pursuant to any Mortgage) may, at the option of the Agent, (i) be applied by the Agent to the payment of the Loans in such manner as the Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed appropriate by the Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

                   8.1.4 Maintenance of Properties and Leases.
                         -------------------------------------

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                   8.1.5 Maintenance of Patents, Trademarks, Etc.
                         ----------------------------------------

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                   8.1.6 Visitation Rights.
                         ------------------

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, PROVIDED that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection; PROVIDED, further, so long as no Event of Default or Potential Default exists, any audits of the books, records or properties by the Agent or any Bank shall not be more frequent than once in any twelve (12) month period. In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

                   8.1.7 Keeping of Records and Books of Account.
                         ----------------------------------------

                   The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                   8.1.8 Plans and Benefit Arrangements.
                         -------------------------------

                   The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                   8.1.9 Compliance with Laws.
                         ---------------------

                   Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

                   8.1.10 Use of Proceeds.
                          ----------------

                   The Loan Parties will use the Letters of Credit and the proceeds of the Loans only (i) to refinance existing Indebtedness of the Loan Parties, (ii) to finance the Acquisition and Permitted Acquisitions and (iii) for general corporate purposes. The Loan Parties shall not use the Letters of Credit and the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

                   8.1.11 Further Assurances.
                          -------------------

                   Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                   8.1.12 Subordination of Intercompany Loans.
                          ------------------------------------

                   Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

                   8.1.13 Landlord Waivers.
                          -----------------

                   The Loan Parties shall use commercially reasonable efforts to cause executed landlord waivers, in substantially the same form and from the same parties as previously delivered under the Existing Credit Agreement, to be delivered to the Agent within forty-five (45) days after the Closing Date.

                   8.2 Negative Covenants.
                       -------------------

                   The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

                   8.2.1 Indebtedness.
                         -------------

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                         (i) Indebtedness under the Loan Documents;

                         (ii) Existing Indebtedness as set forth on Schedule
8.2.1 (including any extensions or renewals thereof on substantially the same terms thereof, provided there is no increase in the amount thereof but in no event on terms that are materially less favorable in the determination of the Required Banks);

                         (iii) Indebtedness secured by Purchase Money Security
Interests and indebtedness evidenced by capitalized leases not exceeding $2,500,000 in the aggregate;

                         (iv) (a) Indebtedness of a Loan Party to another Loan
Party which is subordinated in accordance with the provisions of Section 8.1.12 [Subordination of Intercompany Loans]; (b) Indebtedness of a Foreign Subsidiary to a Loan Party or a Foreign Subsidiary; and (c) Indebtedness of a Loan Party to a Foreign Subsidiary PROVIDED such Indebtedness does not exceed $3,000,000 in the aggregate at any one time;

                         (v) Permitted Senior Unsecured Indebtedness in an
amount not exceeding $30,000,000;

                         (vi) Indebtedness incurred by Foreign Subsidiaries
(a) not exceeding $7,500,000 in the aggregate, including the existing Indebtedness of the Foreign Subsidiaries set forth on Schedule 8.2.1 and (b) intercompany Indebtedness of Foreign Subsidiaries permitted under Section 8.2.1(iv); and

                         (vii) Performance Letters of Credit other than Letters
of Credit issued pursuant to Section 2.9.1 in an aggregate face amount not in excess of $500,000.

                   8.2.2 Liens.
                         ------

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                   8.2.3 Guaranties.
                         -----------

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except:

                         (i) Guaranties by a Loan Party or a Foreign Subsidiary
of Indebtedness of another Loan Party or a Foreign Subsidiary to the extent such Indebtedness is permitted under Section 8.2.1 and

                         (ii) indemnities relating to the performance of
products manufactured and services rendered by the Loan Parties and Foreign Subsidiaries in the ordinary course of business and consistent with past practice.

                   8.2.4 Loans and Investments.
                         ----------------------

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                         (i) (a) trade credit extended on usual and customary
terms in the ordinary course of business, (b) notes receivable set forth on
SCHEDULE 8.2.4 and (c) additional notes receivable not to exceed $1,000,000 in the aggregate at any one time;

                         (ii) advances to employees to meet expenses incurred
by such employees in the ordinary course of business;

                         (iii) Permitted Investments;

                         (iv) loans, advances and investments in effect as of
the Closing Date of a Loan Party in a Subsidiary and subsequent to the Closing Date (a) of a Loan Party or Foreign Subsidiary in other Loan Parties (b) of a Foreign Subsidiary in another Foreign Subsidiary or (c) of a Loan Party in a Foreign Subsidiary, PROVIDED such amount does not exceed $3,000,000 in the aggregate at any one time; and

                   (v) a Permitted Interest Rate Protection Agreement.

                   8.2.5 Dividends and Related Distributions.
                         ------------------------------------

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except:

                         (i) dividends or other distributions of capital stock
by the Borrower to its shareholders;

                         (ii) dividends or other distributions (including
capital stock) payable by a Loan Party or any of its Subsidiaries to another Loan Party or payable by a Foreign Subsidiary to a Loan Party or another Foreign Subsidiary; and

                         (iii) the Borrower may repurchase shares of its capital
stock pursuant to the stock repurchase program approved by its board of directors on November 7, 1996 as in effect on the Closing Date which program permits the repurchase by the Borrower of a maximum number of 600,000 shares of common stock of which 87,400 shares have been repurchased before the Closing Date.

Notwithstanding the foregoing and in addition to the foregoing, the Borrower shall be permitted to make dividends and distributions on account of its capital stock in an amount not greater than fifty percent (50%) of the consolidated net income of the Borrower based on income from continuing operations, as reported by the Borrower pursuant to Section 8.3.3. All such permitted dividends and distributions shall be made in any year based upon the positive net income from continuing operations earned during the previous year and paid during the period commencing with the delivery of the Borrower's annual audited financial statements to the Agent through a date which is twelve (12) months thereafter.

                   8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.
                         ----------------------------------------------------

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that

                   (1) any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties, any Foreign Subsidiary can consolidate or merge into another Foreign Subsidiary and, subsequent to the sale or transfer of its assets, Corrtherm, Inc. may liquidate, dissolve or wind up its affairs;

                   (2) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an "PERMITTED ACQUISITION"), PROVIDED that each of the following requirements is met:

                         (i) if the Loan Parties are acquiring the ownership
interests in such Person which after such acquisition will be a Domestic Subsidiary, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.18 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

                         (ii) the Loan Parties, such Person and its owners, as
applicable, shall grant Liens in the assets of or acquired from and stock or other ownership interests in such Person and otherwise comply with Section 11.18 [Joinder of Guarantors] on or before the date of such Permitted Acquisition,

                         (iii) the board of directors or other equivalent
governing body of such Person shall have approved such Permitted Acquisition to the extent required by law and the charter documents of such entity and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition,

                         (iv) the business acquired, or the business conducted
by the Person whose ownership interests are being acquired, as applicable, shall be similar or complimentary to one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10 [Continuation of or Change in Business],

                         (v) no Potential Default or Event of Default shall
exist immediately prior to and after giving effect to such Permitted
Acquisition,

                         (vi) the Borrower shall demonstrate that it shall be
in compliance on a pro forma basis with the covenants contained in Sections 8.2.15-8.2.17 after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and income earned and expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of EXHIBIT 8.2.6 evidencing such compliance.

                         (vii) the Consideration paid by the Loan Parties for
all Permitted Acquisitions made during the current fiscal year of the Loan Parties shall not exceed $10,000,000 and the aggregate of the Consideration paid by the Loan Parties for such Permitted Acquisition and all other Permitted Acquisitions made between the Closing Date and the date of such Permitted Acquisition shall not exceed $25,000,000; and

                         (viii) the Loan Parties shall deliver to the Agent at
least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Agent such other information about such Person or its assets as any Loan Party may reasonably require; and

                   (3) any Loan Party may acquire an ownership interest in less than all of another Person if the Consideration is less than $1,000,000 in the aggregate in any fiscal year provided that the Consideration paid under this
Section 8.2.6(3) when added to the Consideration for Permitted Acquisitions shall not exceed the amount permitted under Section 8.2.6(2)(vii).

                   8.2.7 Dispositions of Assets or Subsidiaries.
                         ---------------------------------------

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                         (i) transactions involving the sale of inventory in the
ordinary course of business;

                         (ii) any sale, transfer or lease of fixed assets which
are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business PROVIDED such sales, transfers or leases of assets do not exceed $500,000 in the aggregate during the term of this Agreement;

                         (iii) any sale, transfer or lease of assets by any
wholly owned Subsidiary of such Loan Party to another Loan Party (other than Corrtherm, Inc.) or by a Foreign Subsidiary to another Foreign Subsidiary;

                         (iv) any sale, transfer or lease of assets in the
ordinary course of business which are replaced by substitute assets acquired or leased not in violation of this Agreement, PROVIDED such substitute assets are subject to the Banks' Prior Security Interest;

                         (v) the sale of the stock or the assets of Corrtherm,
Inc.; or

                         (vi) any sale, transfer or lease of assets, other than
those specifically excepted pursuant to clauses (i) through (v) above, which is approved by the Required Banks so long as the after-tax proceeds (as reasonably estimated by the Borrower) are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of Section 5.5.1 [Sale of Assets] above.

                   8.2.8 Affiliate Transactions.
                         -----------------------

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction (a) (i) is not otherwise prohibited by this Agreement and (ii) is consistent with past practice, or (b)(i) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and (ii) is in accordance with all applicable Law.

                   8.2.9 Subsidiaries, Partnerships and Joint Ventures.
                         ----------------------------------------------

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than Foreign Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to
Section 11.18 [Joinder of Guarantors], provided that the Required Banks shall have consented to such formation and joinder and that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Agent for the benefit of the Banks in the assets held by, and stock of or other ownership interests in, such Subsidiary. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) except as permitted in Section 8.2.4 [Loans and Investments] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] become a joint venturer or hold a joint venture interest in any joint venture.

                   8.2.10 Continuation of or Change in Business.
                          --------------------------------------

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

                   8.2.11 Plans and Benefit Arrangements.
                          -------------------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to:

                         (i) fail to satisfy the minimum funding requirements
of ERISA and the Internal Revenue Code with respect to any Plan;

                         (ii) request a minimum funding waiver from the Internal
Revenue Service with respect to any Plan;

                         (iii) engage in a Prohibited Transaction with any Plan,
Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                         (iv) permit the aggregate actuarial present value of
all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                         (v) fail to make when due any contribution to any
Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                         (vi) withdraw (completely or partially) from any
Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                         (vii) terminate, or institute proceedings to terminate,
any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                         (viii) make any amendment to any Plan with respect to
which security is required under Section 307 of ERISA; or

                         (ix) fail to give any and all notices and make all
disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

                   8.2.12 Fiscal Year.
                          ------------

                   Except as set forth on SCHEDULE 8.2.12, the Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning April 1, and ending March 31.

                   8.2.13 Issuance of Stock.
                          -----------------

                   Each of the Loan Parties (other than the Borrower) shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof.

                   8.2.14 Changes in Organizational Documents; Other Transaction
                          -----------------------------------------------------
Documents and Agreements Governing the Permitted Senior Unsecured Indebtedness.
-------------------------------------------------------------------------------

                   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, other organizational documents, the Acquisition Documents or any agreements governing the Permitted Senior Unsecured Indebtedness without providing at least ten (10) calendar days' prior written notice to the Agent and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

                   8.2.15 Maximum Leverage Ratio.
                          -----------------------

                   The Loan Parties shall not at any time permit the Leverage Ratio of the Borrower and its Subsidiaries to exceed the ratio set forth below for the periods specified below:

                          Period                          Ratio
                          ------                          -----

                   9-30-97 to 12-31-97                 3.25 to 1.0
                    1-1-98 to 9-30-98                  3.00 to 1.0
                      After 9-30-98                    2.50 to 1.0

                   8.2.16 Minimum Debt Service Coverage Ratio.
                          ------------------------------------

                   The Loan Parties shall not permit the ratio of Adjusted Consolidated Cash Flow from Operations to Debt Service, calculated as of the end of each fiscal quarter for the periods set for below, to be less than 2.0 to 1.0.

          Date Of Calculation                Applicable Period
          -------------------                -----------------

          September 30, 1997                 one quarter ended 9/30/97

          December 31, 1997                  two quarters ended 12/31/97

          March 31, 1998                     three quarters ended 3/31/98

          June 30, 1998 and the end of
          each fiscal quarter thereafter     four quarters then ended.


                   8.2.17 Minimum Net Worth.
                          ------------------

                   The Borrower shall not at any time permit Consolidated Net Worth to be less than Base Net Worth.

                   8.2.18 Agreements Restricting Dividends.
                          ---------------------------------

                   Except as set forth on SCHEDULE 8.2.18, each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, enter into any agreement (other than this Agreement and the other Loan Documents) with any Person which restricts the right of any of the Loan Parties or their Subsidiaries to pay dividends or other distributions to the Borrower (or any Subsidiary of the Borrower if such Subsidiary owns the capital stock of the payor) or repay intercompany loans from the Borrower to each Loan Party.

                   8.3 Reporting Requirements.
                       -----------------------

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the
Banks:

                   8.3.1 [Intentionally Omitted.]
                         ------------------------

                   8.3.2 Quarterly Financial Statements.
                         -------------------------------

                   As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                   8.3.3 Annual Financial Statements.
                         ----------------------------

                   As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by a big six accounting firm. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Agent and the Banks substantially to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 8.3.4 [Certificate of the Borrower] with respect to such financial statements.

                   8.3.4 Certificate of The Borrower.
                         ----------------------------

                   Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 8.3.2 [Quarterly Financial Statements] and 8.3.3 [Annual Financial Statements], a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of EXHIBIT 8.3.4, to the effect that, except as described pursuant to Section 8.3.5 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and
(iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.1.13 [Negative Covenants].

                   8.3.5 Notice of Default.
                         ------------------

                   Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

                   8.3.6 Notice of Litigation.
                         ---------------------

                   Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $1,000,000 or which if adversely determined would constitute a Material Adverse Change.

                   8.3.7 Certain Events.
                         ---------------

                   Written notice to the Agent:

                         (i) at least ten (10) calendar days prior thereto,
with respect to any proposed sale or transfer of assets pursuant to Section 8.2.7(iv) or (vi),

                         (ii) within the time limits set forth in Section 8.2.14
[Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party; and

                         (iii) at least fifteen (15) calendar days prior
thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement.

                   8.3.8 Budgets, Other Reports and Information.
                         ---------------------------------------

                   Promptly upon their becoming available to the Borrower:

                         (i) the annual budget of the Borrower, to be supplied
not later than thirty (30) days after the commencement of the fiscal year to which any of the foregoing may be applicable,

                         (ii) any reports including management letters submitted
to the Borrower by independent accountants in connection with any annual, interim or special audit,

                         (iii) any reports, notices or proxy statements
generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

                   (iv) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

                         (v) a copy of any order in any proceeding to which the
Borrower or any of its Subsidiaries is a party issued by any Official Body, and

                         (vi) such other reports and information as any of the
Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

                   8.3.9 Notices Regarding Plans and Benefit Arrangements.
                         -------------------------------------------------

                   8.3.9.1 Certain Events.
                           ---------------

                   Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                   (i) any Reportable Event with respect to the Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                   (ii) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                   (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                   (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                   (v) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in
Section 4062(e) of ERISA,

                   (vi) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

                   (vii) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                   (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                   (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                   8.3.9.2 Notices of Involuntary Termination and Annual
                           ---------------------------------------------
Reports.
--------

                   Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any

Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                   8.3.9.3 Notice of Voluntary Termination.
                           --------------------------------

                   Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   9. DEFAULT
                                      -------

                   9.1 Events of Default.
                       ------------------

                   An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                   9.1.1 Payments Under Loan Documents.
                         ------------------------------

                   The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing after such principal becomes due in accordance with the terms hereof or thereof or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three (3) days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                   9.1.2 Breach of Warranty.
                         -------------------

                   Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                   9.1.3 Breach of Negative Covenants or Visitation Rights.
                         ---------------------------------------------------

                   Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights] or
Section 8.1.13 [Negative Covenants];

                   9.1.4 Breach Of Other Covenants.
                         --------------------------

                   Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten
(10) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

                   9.1.5 Defaults in Other Agreements or Indebtedness.
                         ---------------------------------------------

                   A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $1,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                   9.1.6 Judgments or Orders.
                         ---------------------

                   Any judgments or orders for the payment of money in excess of $1,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                   9.1.7 Loan Document Unenforceable.
                         ----------------------------

                   Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                   9.1.8 Uninsured Losses; Proceedings Against Assets.
                         ----------------------------------------------

                   There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $1,000,000 or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty
(30) days thereafter;

                   9.1.9 Notice of Lien or Assessment.
                         -----------------------------

                   A notice of Lien or assessment in excess of $1,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                   9.1.10 Insolvency.
                          -----------

                   Any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                   9.1.11 Events Relating to Plans and Benefit Arrangements.
                          --------------------------------------------------

                   Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA;
(vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                   9.1.12 Cessation of Business.
                          ----------------------

                   Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated, except for discontinued operations on the Closing Date and as expressly permitted under Section 8.2.6 [Liquidations, Mergers, Etc.] or 8.2.7 [Dispositions of Assets or Subsidiaries], or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of the business of the Loan Parties taken as a whole and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                   9.1.13 Change of Control.
                          ------------------

                         (i) Any person or group of persons (within the meaning
of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 30% or more of the voting capital stock of the Borrower; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

                   9.1.14 Involuntary Proceedings.
                          ------------------------

                   A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                   9.1.15 Voluntary Proceedings.
                          ----------------------

                   Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

                   9.2 Consequences of Event of Default.
                       ---------------------------------

                         9.2.1 Events of Default Other Than Bankruptcy,
                               ----------------------------------------
Insolvency or Reorganization Proceedings.
-----------------------------------------

                   If an Event of Default specified under Sections 9.1.1 through
9.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrower; and

                         9.2.2 Bankruptcy, Insolvency or Reorganization
                               -----------------------------------------
Proceedings.
------------

                   If an Event of Default specified under Section 9.1.14 [Involuntary Proceedings] or 9.1.15 [Voluntary Proceedings] shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                   9.2.3 Set-off.
                         --------

                   If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

                   9.2.4 Suits, Actions, Proceedings.
                         -----------------------------

                   If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

                   9.2.5 Application of Proceeds.
                         ------------------------

                   From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

                        (i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                        (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                        (iii) the balance, if any, as required by Law.

                   9.2.6 Other Rights and Remedies.
                         --------------------------

                   In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including the Mortgage), the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

                   9.3 Notice of Sale.
                       ---------------

                   Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                                  10. THE AGENT
                                      ---------

                   10.1 Appointment.
                        ------------

                  Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

                   10.2 Delegation of Duties.
                        --------------------
                  The Agent may perform any of its duties hereunder by or through agents or employees (PROVIDED such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 [Reimbursement of Agent by Borrower, Etc.] and 10.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

                   10.3 Nature of Duties; Independent Credit Investigation.
                        ---------------------------------------------------

                  The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

                   10.4 Actions in Discretion of Agent; Instructions From the
                        -----------------------------------------------------
Banks.
------
                  The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, PROVIDED that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

                   10.5 Reimbursement and Indemnification of Agent by the
                        --------------------------------------------------
Borrower.
---------

                  The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof,
(iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and
(iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

                   10.6 Exculpatory Provisions; Limitation of Liability.
                        ------------------------------------------------

                   Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

                   10.7 Reimbursement and Indemnification of Agent by Banks.
                        ----------------------------------------------------

                   Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

                   10.8 Reliance by Agent.
                        ------------------

                   The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                   10.9 Notice of Default.
                        ------------------

                   The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

                   10.10 Notices.
                         --------

                   The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

                   10.11 Banks in Their Individual Capacities.
                         -------------------------------------

                   With respect to its Revolving Credit Commitment, the Revolving Credit Loans, the Term Loan Commitment and the Term Loan made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                   10.12 Holders of Notes.
                         ------------------

                   The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                   10.13 Equalization of Banks.
                         ----------------------

                   The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4.3 [Agent's and Bank's Rights], 5.4.2 [Replacement of a Bank] or 5.6 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, PROVIDED that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

                   10.14 Successor Agent.
                         ----------------

                   The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 5.4.2 [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

                   10.15 Agent's Fee.
                         ------------

                  The Borrower shall pay to the Agent a nonrefundable fee (the "AGENT'S FEE") under the terms of a letter (the "AGENT'S LETTER") dated June 6, 1997 between the Borrower and Agent, as amended from time to time.

                   10.16 Availability of Funds.
                         ----------------------

                   The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 10.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three
(3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

                   10.17 Calculations.
                         -------------

                   In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

                   10.18 Beneficiaries.
                         --------------

                   Except as expressly provided herein, the provisions of this
Section 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                               11. MISCELLANEOUS

                   11.1 Modifications, Amendments or Waivers.
                        -------------------------------------

                   With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; PROVIDED, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                   11.1.1 Increase of Commitment; Extension or Expiration Date.
                          -----------------------------------------------------

                   Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Bank hereunder or extend the Expiration Date;

                   11.1.2 Extension of Payment; Reduction of Principal Interest
                          -----------------------------------------------------
or Fees; Modification of Terms Of Payment.
------------------------------------------

                   Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

                   11.1.3 Release of Collateral or Guarantor.
                          -----------------------------------

                   Except for sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries] or as provided in Section 5.7.2 [Termination of Liens], release any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiary or substantially all of the assets of any Loan Party, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

                   11.1.4 Miscellaneous
                          -------------

                   Amend Section 5.2 [Pro Rata Treatment of Banks], 10.6 [Exculpatory Provisions, Etc.] or 10.13 [Equalization of Banks] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

PROVIDED, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

                   11.2 No Implied Waivers; Cumulative Remedies; Writing
                        ------------------------------------------------
Required.
---------

                   No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

                   11.3 Reimbursement and Indemnification of Banks by the
                        -------------------------------------------------
Borrower; Taxes.
----------------

                   The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 10.5 [Reimbursement of Agent By Borrower, Etc.]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

                   11.4 Holidays.
                        ---------

                  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

                   11.5 Funding by Branch, Subsidiary or Affiliate.
                        -------------------------------------------

                   11.5.1 Notional Funding.
                          -----------------

                   Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, PROVIDED that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                   11.5.2 Actual Funding.
                          ---------------

                   Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

                   11.6 Notices.
                        --------

                   All notices, requests, demands, directions and other communications (as used in this Section 11.6, collectively referred to as "NOTICES") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, PROVIDED, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; PROVIDED, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

                   11.7 Severability.
                        -------------

                   The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                   11.8 Governing Law.
                        --------------

                   Each Letter of Credit and Section 2.9 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

                   11.9 Prior Understanding.
                        --------------------

                  Other than the Agent's Letter, with respect to the fees of the Agent, this Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

                   11.10 Duration; Survival.
                         -------------------

                  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1 [Affirmative Covenants], 8.1.13 [Negative Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Sections 10.5 [Reimbursement of Agent by Borrower, Etc.], 10.7 [Reimbursement of Agent by Borrower, Etc.] and 11.3 [Reimbursement of Banks by Borrower; Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

                   11.11 Successors And Assigns.
                         ------------------------

                         (i) This Agreement shall be binding upon and shall
inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, PROVIDED that (1) no consent of the Borrower shall be required in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Bank's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment or Term Loan assumed by it and a new Revolving Credit Note or Term Note to the assigning Bank in an amount equal to the Revolving Credit Commitment or Term Loan retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor], all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                   (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 11.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section
11.12 [Confidentiality].

                   (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

                   11.12 Confidentiality.
                         ----------------
                         11.12.1 General.
                                 --------

                   The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to assignees and participants as contemplated by Section 11.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                   11.12.2 Sharing Information With Affiliates of the Banks.
                           -------------------------------------------------

                   Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.12.1 as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

                   11.13 Counterparts.
                         --------------

                  This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

                   11.14 Agent's or Bank's Consent.
                         --------------------------

                  Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

                   11.15 Exceptions.
                         -----------

                  The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

                   11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.
                         ---------------------------------------

                   EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA; AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

                   11.17 Tax Withholding Clause.
                         -----------------------

                   Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

                   11.18 Joinder Of Guarantors.
                         ----------------------

                   Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as EXHIBIT 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

                   11.19 Documentation Agent.
                         --------------------

                   The Documentation Agent shall have no rights, obligations or duties under this Agreement other than in its capacity as a Bank hereunder.

                            [SIGNATURE PAGES FOLLOW]

                   [SIGNATURE PAGE 1 OF 3 OF CREDIT AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                                 BORROWER:

                                                 CORRPRO COMPANIES, INC.

                                                 By:
                                                    ---------------------------
                                                 Title:
                                                       ------------------------


                                                 GUARANTORS:

                                                 PSG CORROSION ENGINEERING, INC.

                                                 By:
                                                    ---------------------------
                                                 Title:
                                                       ------------------------

                                                 GOOD-ALL ELECTRIC, INC.

                                                 By:
                                                    ---------------------------
                                                 Title:
                                                       ------------------------

                                                 CORRTHERM, INC.

                                                 By:
                                                    ---------------------------
                                                 Title:
                                                       ------------------------

                                                 ROHRBACK COSASCO SYSTEMS, INC.

                                                 By:
                                                    ---------------------------
                                                 Title:
                                                       ------------------------

                   [SIGNATURE PAGE 2 OF 3 OF CREDIT AGREEMENT]

                                         OCEAN CITY RESEARCH CORP.

                                         By:
                                            ---------------------------
                                         Title:
                                               ------------------------

                                         CCFC, INC.

                                         By:
                                            ---------------------------
                                         Title:
                                               ------------------------

                                         HARCO OFFSHORE, INC.

                                         By:
                                            ---------------------------
                                         Title:
                                               ------------------------

                                         CATHODIC PROTECTION SERVICES COMPANY

                                         By:
                                            ---------------------------
                                         Title:
                                               ------------------------

                   [SIGNATURE PAGE 3 OF 3 OF CREDIT AGREEMENT]

                                               PNC BANK, NATIONAL ASSOCIATION,
                                               individually and as Agent

                                               By:
                                                  ---------------------------
                                               Title:
                                                     ------------------------

                                               BANK ONE, NA, individually and as
                                               Documentation Agent

                                               By:
                                                  ---------------------------
                                               Title:
                                                     ------------------------

                                               NATIONAL CITY BANK

                                               By:
                                                  ---------------------------
                                               Title:
                                                     ------------------------


                                SCHEDULE 1.1(A)

                                 PRICING GRID--
                VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO
                                                                             LETTER OF
                                                                           CREDIT FEE AND
                                               REVOLVING                     REVOLVING
                                              CREDIT BASE     TERM LOAN        CREDIT         TERM LOAN
                  LEVERAGE      COMMITMENT       RATE         BASE RATE      EURO-RATE       EURO- RATE
         LEVEL     RATIO          FEE(%)       SPREAD(%)      SPREAD(%)      SPREAD(%)        SPREAD(%)
----------------------------------------------------------------------------------------------------------
                LESS THAN 1.5

           I        TO 1.0         .200%          0%             0%             .50              .50

                 GREATER THAN
                 OR EQUAL TO
                  1.5 TO 1.0

          II    BUT LESS THAN      .225%          0%             0%             .75              .75
                  2.0 TO 1.0

                 GREATER THAN
                 OR EQUAL TO
                  2.0 TO 1.0

          III   BUT LESS THAN      .250%          0%             0%             1.00            1.00
                  2.5 TO 1.0

                 GREATER THAN
                 OR EQUAL TO
                  2.5 TO 1.0

          IV    BUT LESS THAN      .250%          0%             0%             1.25            1.25
                  3.0 TO 1.0


                 GREATER THAN
           V     OR EQUAL TO       .300%          0%             0%             1.50            1.50
                     3.0



         For purposes of determining the Applicable Margin and the applicable Commitment Fee rate and Letter of Credit Fee:

         (a) The Leverage Ratio shall be deemed to be level IV from the Closing Date until the date (the "THIRD QUARTER 1997 DELIVERY DATE") on which the Borrower delivers its Compliance Certificate for Borrower's fiscal quarter ending September 30, 1997 for the sole purposes of setting the Applicable Margin and the applicable Commitment Fee rate and Letter of Credit Fee during such period and the Applicable Margin and the applicable Commitment Fee rate shall be the rate set forth in the grid above applicable to level IV during such period.

         (b) The Applicable Margin and the applicable Commitment Fee rate and Letter of Credit Fee shall be adjusted, and any increase or decrease therein shall become effective (i) on the Third Quarter 1997 Delivery Date based on the Leverage Ratio to be computed in Compliance Certificate delivered on such date (i.e. the Leverage Ratio as of September 30, 1997), and (ii) on the due date for the delivery of each Compliance Certificate for quarters ending December 31, 1997 and thereafter, based on the Leverage Ratio to be computed in such Compliance Certificate.

                               SCHEDULE 1.1(A)-1

                              SCHEDULE 1.1(B)(1)





                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 1 of 2

PART 1 - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS
----------------------------------------------------------------

                                           AMOUNT OF           AMOUNT OF
                                          COMMITMENT          COMMITMENT
                                         FOR REVOLVING         FOR TERM
                BANK                     CREDIT LOANS            LOANS             COMMITMENT         RATABLE SHARE
                ----                     --------------          -----             ----------         -------------
Name:  PNC Bank, National
         Association
Address:  One Cleveland Ctr.
1375 East 9th St., Ste. 1250
Cleveland, OH  44114
Attention:  David J. Williams
Telephone      (216) 348-8562              $19,090,909.09     $10,909,090.91         $30,000,000       54.5455%
Telecopy:      (216) 348-8594

Name:  Bank One, NA
Address:  600 Superior Ave.
Cleveland, OH  44114
Attention:  Babette C. Coerdt
Telephone      (216) 781-2226
Telecopy:      (216) 348-6642
                                            $9,545,454.55      $5,454,545.45         $15,000,000       27.2727%

Name:  National City Bank
Address:  1900 East 9th St.
Cleveland, OH  44114
Attention:  Sean Richardson
Telephone      (216) 575-2488
Telecopy:      (216) 575-9396

                                            $6,363,636.36      $3,636,363.64         $10,000,000       18.1818%

         Total                                $35,000,000        $20,000,000         $55,000,000       100.0000%
                                              -----------        -----------         -----------       ---------


                               SCHEDULE 1.1(B)(1)

                              SCHEDULE 1.1(B)(1)


                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 2 of 2

PART 2 - ADDRESSES FOR NOTICES TO BORROWER AND GUARANTORS:

BORROWER:

Name: Corrpro Companies, Inc.
Address: 1090 Enterprise Drive
Medina, OH  44256
Attention: Neal R. Restivo
Telephone:      (330) 723-5082
Telecopy:       (330) 723-0244

                               SCHEDULE 1.1(B)(2)